Filed Pursuant to Rule 424(b)(3)
Registration No. 333-282954
PROSPECTUS
Blue Owl Technology Finance Corp. II
Offer to Exchange
$700,000,000 aggregate principal amount of 6.750% Notes due 2029
For
$700,000,000 aggregate principal amount of 6.750% Notes due 2029
Registered under the Securities Act of 1933, as amended

Blue Owl Technology Finance Corp. II (the “Company,” “we,” “us,” or “our”), an externally managed, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), is offering to exchange all of its outstanding 6.750% Notes due 2029 (the “Restricted Notes”) that were issued in transactions not requiring registration under the 1933 Act, on April 4, 2024, for an equal aggregate principal amount of its new 6.750% Notes due 2029 (the “Exchange Notes”) that have been registered with the Securities and Exchange Commission (the “SEC”) under the 1933 Act. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.”
If you participate in the exchange offer, you will receive Exchange Notes for Restricted Notes that you validly tendered. The terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a Registration Default (as defined herein). In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes.
MATERIAL TERMS OF THE EXCHANGE OFFER
The exchange offer expires at 5:00 p.m., New York City time, on January 24, 2025, unless extended.
We will exchange all Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for Exchange Notes. You may withdraw tendered Restricted Notes at any time prior to the expiration of the exchange offer.
The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and that no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to complete the exchange offer.
We will not receive any cash proceeds from the exchange offer.
There is no active trading market for the Restricted Notes, and we do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotations through any automated dealer quotation system.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 8 of this prospectus.
This prospectus sets forth concisely the information about the Company that a prospective investor ought to know before investing, and it should be retained for future reference. Additional information about the Company, including the Form 10-K, Forms 10-Q, and Forms 8-K which have been incorporated by reference herein, has been filed with the SEC and is available on the SEC's website (www.sec.gov) without charge.
Neither the SEC nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 23, 2024

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This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request at:
Investor Relations
Blue Owl Technology Finance Corp. II
399 Park Avenue
New York, NY 10022
(212) 419-3000
To obtain timely delivery, you must request information no later than five business days prior to the expiration of the exchange offer, which expiration is 5:00 p.m., New York City time, on January 24, 2025.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Exchange Notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. The accompanying letter of transmittal relating to the Exchange Offer states that, by so acknowledging and delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales or other transfers of Exchange Notes received in the exchange offer for Restricted Notes that were acquired by the broker-dealer as a result of market-making or other trading activities.
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PROSPECTUS SUMMARY
This summary highlights some of the information contained elsewhere or incorporated by reference in this prospectus. It is not complete and may not contain all of the information that may be important to you. You should read our entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors.” Throughout this prospectus we refer to Blue Owl Technology Finance Corp. II as “we,” “us,” “our,” the “Company” or “OTF II” Blue Owl Technology Credit Advisors II LLC, our investment adviser, as “OTCA II,” “the Adviser,” or “our Adviser” and Blue Owl Securities LLC, our dealer manager, as “Blue Owl Securities” and/or our or the “Dealer Manager.”
Blue Owl Technology Finance Corp. II
Blue Owl Technology Finance Corp. II was formed on October 5, 2021 as a corporation under the laws of the State of Maryland. We are an externally managed, closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act of 1940, as amended (the “1940 Act”). We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements. As a BDC, at least 70% of our assets must be assets of the type listed in Section 55(a) of the 1940 Act, as described herein. We will not invest more than 20% of our total assets in companies whose principal place of business is outside the United States, although we do not generally intend to invest in companies whose principal place of business is in an emerging market, and we have adopted a policy to invest, under normal circumstances at least 80% of the value of our total assets in “technology-related” companies. See “Business—Regulation as a Business Development Company” and “Business—Certain U.S. Federal Income Tax Considerations” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”, filed with the SEC on March 5, 2024, which is incorporated by reference herein.
We are externally managed by Blue Owl Technology Credit Advisors II LLC pursuant to an investment advisory agreement between us and the Adviser (the “Investment Advisory Agreement”). The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), an indirect affiliate of Blue Owl Capital, Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform. Blue Owl consists of three investment platforms: (1) Credit, which focuses on direct lending, (2) GP Strategic Capital, which focuses on acquiring equity stakes in and providing debt financing to institutional alternative asset managers, and (3) Real Estate, which focuses on triple net lease real estate strategies and real estate credit. Subject to the overall supervision of the Company’s board of directors (the “Board”), the Adviser manages the day-to-day operations of, and provides investment advisory and management services to us. Since our Adviser’s affiliates began its investment activities in April 2016 through September 30, 2024, our Adviser and its affiliates have originated $128.73 billion aggregate principal amount of investments across multiple industries, of which $124.90 billion aggregate principal amount of investments prior to any subsequent exits or repayments was retained by either us or a corporation or fund advised by our Adviser or its affiliates. The Adviser also serves as our Administrator pursuant to an Administration Agreement between us and the Adviser (the “Administration Agreement”). See “Management and Other Agreements and Fees” in this prospectus.
We are focused primarily on originating and making debt and equity investments in technology-related, specifically software, companies based primarily in the United States. We originate and invest in senior secured or unsecured loans, subordinated loans or mezzanine loans, broadly syndicated loans, and equity-related securities including common equity, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. Our investment objective is to maximize total return by generating current income from debt investments and other income producing securities, and capital appreciation from our equity and equity-linked investments. We may hold our investments directly or through special purpose vehicles. We generally intend to invest in companies with a low loan-to-value ratio, which we consider to be 50% or below. We invest at least 80% of the value of our total assets in “technology-related” companies. We define technology related companies as those that operate in the technology industry or sector, or those that are developing or offering goods to businesses and consumers which utilize scientific knowledge, including techniques, skills, methods, devices and processes to solve problems. We specifically focus on software and enterprise software companies within the technology and technology-related universe of companies. We invest in a broad range of
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established and high growth technology-related companies with a focus on enterprise software companies that are capitalizing on the large and growing demand for enterprise software products and services. These companies use technology extensively to improve business processes, applications and opportunities or seek to grow through technological developments and innovations. These companies operate in technology-related industries or sectors which include, but are not limited to, application software, systems software, healthcare information technology, technology services and infrastructure, financial technology and internet and digital media.
We leverage Blue Owl’s relationships and existing origination capabilities to focus our investments in companies with an enterprise value of at least $50 million and that are backed by venture capital firms or private equity firms that are active investors in and have an expertise in technology companies and technology-related industries. We expect that our target investments typically will range in size between $20 million and $500 million. Our expected portfolio composition will be majority debt or income producing securities, with a lesser allocation to equity related opportunities. We anticipate that generally any equity related securities we hold will be minority positions. We expect that our investment size will vary with the size of our capital base and we anticipate that our average investment size will be 1-2% of our entire portfolio with no investment size greater than 5%; however, from time to time certain of our investments may comprise greater than 5% of our portfolio. As of September 30, 2024, our average investment size in each of our portfolio companies was approximately $41.7 million based on fair value. As of September 30, 2024, investments we classify as traditional financing, excluding the investment in Blue Owl Credit SLF LLC (“Credit SLF”) and certain investments that fall outside our typical borrower profile, represented 89.2% of our total portfolio based on fair value and these portfolio companies had weighted average annual revenue of $900 million, weighted average annual EBITDA of $256 million and a weighted average enterprise value of $4.9 billion. As of September 30, 2024, investments we classify as growth capital represented 9.1% of our total portfolio based on fair value and these portfolio companies had a weighted average enterprise value of $9.5 billion. For additional information about how we define the middle-market, see “Business—Investment Selection” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, which is incorporated by reference herein.
A BDC generally will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if its asset coverage, as defined in the 1940 Act, would at least be equal to 200% immediately after each such issuance. However, certain provisions of the 1940 Act allow a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150% if certain requirements are met. The reduced asset coverage requirement would permit a BDC to double the amount of leverage it can incur. For example, under a 150% asset coverage ratio a BDC may borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio a BDC may borrow only $1 for investment purposes for every $1 of investor equity. See “Business—Regulation as a Business Development Company” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, which is incorporated by reference herein.
We may borrow money when the terms and conditions available are favorable to do so and are aligned with our investment strategy and portfolio composition. The use of borrowed funds to make investments has specific benefits and risks, and all of the costs of borrowing funds would be ultimately borne by holders of our common stock. See “Risk Factors—Risks Related to Our Business—We borrow money, which magnifies the potential for gain or loss and may increase the risk of investing in us” in Part IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, which is incorporated by reference herein. We have entered into a senior secured revolving credit facility (the “Revolver”), a revolving credit facility secured by a perfected first priority security interest in our right, title and interest in and to the capital commitments of our investors (the “Subscription Credit Facility”) and two special purpose vehicle asset credit facilities (collectively, the “SPV Asset Facilities”). In the future we and our subsidiaries may enter into additional credit facilities. In addition, we have issued unsecured notes maturing in September 2028, and in the future may issue additional unsecured notes in addition to the Notes. We have also entered into two term debt securitization transactions, also known as a collateralized loan obligation transactions (“Athena CLO” and “Athena CLO IV”) and in the future may enter into additional collateralized loan obligation transactions. We expect to use the proceeds from any such financing arrangement and unsecured notes, along with proceeds from the rotation of our portfolio and proceeds from our private offering to finance our investment objectives. See “Management’s Discussion and Analysis of Financial
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Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Debt” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024 (the “Third Quarter 2024 Form 10-Q”) for a discussion of our credit facilities, collateralized loan obligations and notes.
We conduct private offerings (each, a “Private Offering”) of our common shares to accredited investors in reliance on exemptions from the registration requirements of the Securities Act. At the closing of each Private Offering, each investor makes a capital commitment to purchase shares of our common stock pursuant to a subscription agreement entered into with us. See “The Private Offering” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, which is incorporated by reference herein.
Our Adviser and Administrator
The Adviser serves as our investment adviser pursuant to an amended and restated Investment Advisory Agreement (the “Investment Advisory Agreement”). The Adviser also serves as our Administrator pursuant to the Administration Agreement. See “Management and Other Agreements and Fees.”
The Adviser is registered with the SEC as an investment adviser under the Advisers Act. The Adviser is an indirect affiliate of Blue Owl and part of Blue Owl’s Credit platform, which focuses on direct lending. Blue Owl consists of three investment platforms: (1) Credit, which focuses on direct lending, (2) GP Strategic Capital, which focuses on acquiring equity stakes in and providing debt financing to institutional alternative asset managers, and (3) Real Estate, which focuses on triple net lease real estate strategies and real estate credit. The Adviser is affiliated with Blue Owl Credit Advisors LLC (“OCA”), Blue Owl Diversified Credit Advisors LLC (“ODCA”), Blue Owl Technology Credit Advisors LLC (“OTCA”) and Blue Owl Credit Private Fund Advisors LLC (“OPFA” and together with the Adviser, OCA, ODCA and OTCA, the “Blue Owl Credit Advisers”), which also are registered investment advisers.
The management of our investment portfolio is the responsibility of the Adviser and the investment committee (the “Technology Lending Investment Committee”). The Adviser’s investment team (the “Investment Team”) is also led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and Blue Owl’s Credit platform’s investment committees. Blue Owl’s Credit platform has four investment committees each of which focuses on a specific investment strategy (Diversified Lending, Technology Lending, First Lien Lending and Opportunistic Lending). Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alexis Maged sit on each of Blue Owl’s Credit platform’s investment committees. In addition to Messrs. Ostrover, Lipschultz, Packer and Maged, the Technology Lending Investment Committee is comprised of Erik Bissonnette, Pravin Vazirani and Jon ten Oever. We consider the individuals on the Technology Lending Investment Committee to be our portfolio managers. The Investment Team, under the Technology Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis. The Adviser has limited operating history. Subject to the overall supervision of the Board, the Adviser manages our day-to-day operations and provides investment advisory and management services to us. See “Business—The Adviser and Administrator—Blue Owl Technology Credit Advisors II LLC” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, which is incorporated by reference herein, and “Overview” in Part I, Item 2 of our Quarterly Reports on Form 10-Q for the quarters ended on March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024, which are incorporated by reference herein, for more information regarding the Adviser and its affiliates.
We refer to the Blue Owl BDCs, private funds and separately managed accounts managed by the Blue Owl Credit Advisers as the “Blue Owl Credit Clients.” In addition to the Blue Owl Credit Clients, the Adviser and its affiliates may provide management or investment advisory services to entities that have overlapping objectives with us. The Adviser and its affiliates may face conflicts in the allocation of investment opportunities to us and others. In
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order to address these conflicts, the Blue Owl Credit Advisers have put in place an investment allocation policy that addresses the allocation of investment opportunities as well as co-investment restrictions under the 1940 Act.
In addition, we rely on an order for exemptive relief (as amended, the “Order”) that has been granted by the SEC to OCA and certain of its affiliates to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “Business—Regulation as a Business Development Company” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, which is incorporated by reference herein.
The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees from portfolio companies. See “Risk Factors—Risks Related to Our Adviser and Its Affiliates—We may make investments that could give rise to a conflict of interest” in Part IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, which is incorporated by reference herein.
Merger Agreement
On November 12, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Owl Technology Finance Corp., a Maryland corporation (“OTF”), Oriole Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of OTF (“Merger Sub”), and, solely for the limited purposes set forth therein, the Adviser and Blue Owl Technology Credit Advisers LLC, a Delaware limited liability company and investment advisor to OTF. The Merger Agreement provides that, subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company and as OTF’s wholly-owned subsidiary (the “Initial Merger”), and, immediately thereafter, the Company will merge with and into OTF, with OTF continuing as the surviving company (the “Second Merger” and together, with the Initial Merger, the “Mergers”). The parties to the Merger Agreement intend the Mergers to be treated as a “reorganization” within the meaning of Section 368(a) of the Code.
Effective upon the closing of the Mergers, each share of OTF II common stock issued and outstanding immediately prior to the effective time of the Mergers, will be converted into the right to receive a number of shares of OTF common stock equal to the Exchange Ratio (as defined below), plus any cash (without interest) in lieu of fractional shares, in connection with the closing of the Mergers.
Under the terms of the Merger Agreement, the “Exchange Ratio” will be determined as of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the effective date of the Mergers and equal to the quotient of the net asset value (“NAV”) per share of our common stock (the “OTF II Per Share NAV”) and the NAV per share of OTF’s common stock (the “OTF Per Share NAV”).
Consummation of the Mergers, which is currently anticipated to occur during the second quarter of 2025, is subject to certain closing conditions, including (1) requisite approvals of OTF’s and our shareholders, (2) the absence of certain enumerated legal impediments to the consummation of the Mergers, (3) effectiveness of the registration statement for our common stock to be issued as consideration in the Mergers, (4) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Merger Agreement, (5) required regulatory approvals (including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), (6) the absence of a material adverse effect in respect of the parties, and (7) the receipt of customary legal opinions to the effect that the Mergers will be treated as a “reorganization” within the meaning of Section 368(a) of the Code by the parties.
Prior to the anticipated closing of the Mergers, we and OTF intend to declare and pay ordinary course quarterly dividends.
Prior to the anticipated closing of the Mergers, subject to the approval of our board of directors, we will declare a dividend to its shareholders equal to any undistributed net investment income estimated to be remaining as of the closing of the Mergers.
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In connection with the Mergers, we and OTF will file with the SEC and mail to our respective shareholders a definitive joint proxy statement/prospectus (the “Joint Proxy Statement”) and OTF will file with the SEC a registration statement on Form N-14 that includes the Joint Proxy Statement and its prospectus. The preliminary joint proxy statement and prospectus was filed with the SEC on November 22, 2024. See “Risk Factors – Risks Relating to the Mergers” for risks relating to the Mergers.
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Summary of the Terms of the Exchange Offer
The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”

Exchange Notes
$700,000,000 aggregate principal amount of 6.750% Notes due 2029 (the “Exchange Notes”).
The terms of our Exchange Notes that have been registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) are substantially identical to those of our outstanding 6.750% Notes due 2029 (the “Restricted Notes”) that were issued in a transaction not requiring registration under the 1933 Act on April 4, 2024, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear different CUSIP numbers than the Restricted Notes. See “Description of the Exchange Notes.”
We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.”

Restricted Notes	$700,000,000 aggregate principal amount of 6.750% Notes due 2029, which were issued in a private placement on April 4, 2024.

The Exchange Offer
In the exchange offer, we will exchange the Restricted Notes for a like principal amount of the Exchange Notes to satisfy certain of our obligations under the applicable registration rights agreement (the “Registration Rights Agreement”) that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the 1933 Act.
In order to be exchanged, an outstanding Restricted Note must be validly tendered and accepted. We will accept any and all Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on January 24, 2025. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer. However, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We will issue Exchange Notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Registration Rights Agreement
In connection with the private placement of the Restricted Notes, we entered into a Registration Rights Agreement with Mizuho Securities USA LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. and Truist Securities, Inc., as representatives of each of the several initial purchasers.
Under the Registration Rights Agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:
•file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;
•cause the exchange offer registration statement to become or be declared effective by the SEC under the 1933 Act; and
•consummate the exchange offer on the earliest practicable date after the Exchange Offer Registration statement has been declared effective but in no event later than 365 days after the issue date.
The registration statement of which this prospectus forms a part constitutes an Exchange Offer Registration Statement for purposes of the Registration Rights Agreement.
We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If we fail to meet certain conditions described in the Registration Rights Agreement (“Registration Default”), the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum for the first 90-day period following the occurrence of such Registration Default and will increase by an additional 0.25% per annum with respect to the subsequent 90-day period, for a maximum of 0.50% per annum as set forth in the Registration Rights Agreement (the “Additional Interest”). Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.
A copy of the Registration Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Resales of Exchange Notes
We believe that the Exchange Notes received in the exchange offer may be resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the 1933 Act (subject to the limitations described below). This, however, is based on your representations to us that:
(1)you are acquiring the Exchange Notes in the ordinary course of your business;
(2)you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;
(3)you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;
(4)you are not our “affiliate,” as that term is defined in Rule 405 under the 1933 Act;
(5)you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and
(6)you are not acting on behalf of any person that could not truthfully make these representations.
Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.
If you cannot make the representations described above:
•you cannot rely on the applicable interpretations of the staff of the SEC;
•you may not participate in the exchange offer; and
•you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of your Restricted Notes.
Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on January 24, 2025 unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of Restricted Notes being tendered for exchange. See “The Exchange Offer—Conditions.”

Procedures for Tendering Restricted Notes
The Restricted Notes are represented by global securities in fully registered form without coupons. Beneficial interests in the Restricted Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests and are shown on, and transfers of the Restricted Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.
Accordingly, if you wish to exchange your Restricted Notes for Exchange Notes pursuant to the exchange offer, you must transmit to Deutsche Bank Trust Company Americas, our exchange agent, prior to the expiration of the exchange offer, a computer-generated message transmitted through DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal (“Letter of Transmittal”). See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Procedures for Beneficial Owners
If you are the beneficial owner of Restricted Notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name your Restricted Notes are held and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Acceptance of Restricted Notes and Delivery of Exchange Notes
Except under the circumstances summarized above under “—Conditions to the Exchange Offer,” we will accept for exchange any and all Restricted Notes that are validly tendered (and not withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. The Exchange Notes to be issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants promptly following completion of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights; Non-Acceptance
You may withdraw any tender of your Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer by following the procedures described in this prospectus and the letter of transmittal. Any Restricted Notes that have been tendered for exchange but are withdrawn or otherwise not exchanged for any reason will be returned by credit to the accounts at DTC of the applicable DTC participants, without cost to you, promptly after withdrawal of such Restricted Notes or expiration or termination of the exchange offer, as the case may be. See “The Exchange Offer—Withdrawal Rights.”

No Appraisal or Dissenters’ Rights	Holders of the Restricted Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	Deutsche Bank Trust Company Americas is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange
If you do not participate or validly tender your Restricted Notes in the exchange offer:
•you will retain Restricted Notes that are not registered under the 1933 Act and that will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;
•you will not be able, except in very limited instances, to require us to register your Restricted Notes under the 1933 Act;
•you will not be able to resell or transfer your Restricted Notes unless they are registered under the 1933 Act or unless you resell or transfer them pursuant to an exemption from registration under the 1933 Act; and
•the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Material U.S. Federal Income Tax Considerations
Your exchange of Restricted Notes for Exchange Notes in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes
The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes.

Issuer	Blue Owl Technology Finance Corp. II

Notes Offered	$700,000,000 aggregate principal amount of 6.750% Exchange Notes due 2029.

Maturity Date	The Exchange Notes will mature on April 4, 2029.

Ranking
The Exchange Notes will be our direct, general unsecured obligations that rank:
•senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;
•pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, the 8.50% notes due 2028 (the “2023A Notes”), of which $75.0 million was outstanding as of December 2, 2024;
•effectively subordinated, or junior, to any of our existing and future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Revolver, of which approximately $460.7 million was outstanding as of December 2, 2024, and the Subscription Credit Facility, of which approximately $615.0 million was outstanding as of December 2, 2024; and
•structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, including, without limitation borrowings under the SPV Asset Facilities, of which approximately $312.5 million was outstanding as of December 2, 2024, and Athena CLO II, of which approximately $288.0 million was outstanding as of December 2, 2024 and Athena CLO IV, of which approximately $240.0 million was outstanding as of December 2, 2024.
As of December 2, 2024, we had approximately $2.7 billion of debt outstanding, approximately $1.9 billion of which was indebtedness secured primarily by our assets or assets of our subsidiaries.

Interest and Payment Dates
The Exchange Notes bear cash interest from October 4, 2024, at an annual rate of 6.750% payable on April 4 and October 4 of each year, beginning on April 4, 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Optional Redemption
Prior to March 4, 2029 (one month prior to maturity date of the Notes) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 45 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

Change of Control; Offer to Repurchase
If a Change of Control Repurchase Event described under “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, holders of the Exchange Notes will have the right, at their option, to require us to repurchase for cash some or all of the Exchange Notes at a repurchase price equal to 100% of the principal amount of the Exchange Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

As a condition to the closing of the Mergers, the Company expects that OTF will expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by OTF, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company. In addition, pursuant to the terms of the Indenture, following the Mergers, OTF shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if OTF had been named as the Company therein. As a result, the Mergers, if consummated, will not result in a Change of Control of the Company pursuant to the terms of the Indenture.

Use of Proceeds
We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

Book-Entry Form
The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described below. See “Description of Exchange Notes—Book-Entry, Settlement and Clearance.”

Trustee	The Trustee for the Exchange Notes will be Deutsche Bank Trust Company Americas.

Governing Law	The Indenture and the Restricted Notes are, and the Exchange Notes will be, governed by the laws of the State of New York without regard to conflict of laws principles thereof.

Risk Factors
You should refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus for an explanation of certain risks of investing in the Exchange Notes. See “Risk Factors.”

RISK FACTORS
In addition to the other information included in this prospectus, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and under “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, which is incorporated by reference in this prospectus, other than as specified, and the following risks before investing in the Exchange Notes. The risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus are not the only risks we face. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance.
Risks Related to the Exchange Notes
The Exchange Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.
The Exchange Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Exchange Notes are effectively subordinated, or junior, to any secured indebtedness or other obligations we or our subsidiaries have currently incurred and may incur in the future (or any indebtedness that is initially unsecured that we later secure) to the extent of the value of the assets securing such indebtedness. Substantially all of our assets are currently pledged as collateral under the Revolver, and substantially all of the assets of our subsidiaries are also pledged. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Exchange Notes. Secured indebtedness is effectively senior to the Exchange Notes to the extent of the value of the assets securing such indebtedness. As of December 2, 2024, we had approximately $460.7 million of indebtedness outstanding under the Revolver and $615.0 million of indebtedness outstanding under the Subscription Credit Facility, which are effectively senior to the Exchange Notes.
The Exchange Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Exchange Notes are obligations exclusively of Blue Owl Technology Finance Corp. II and not of any of our subsidiaries. None of our subsidiaries are a guarantor of the Exchange Notes and the Exchange Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Exchange Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Exchange Notes will be structurally subordinated, or junior, to the SPV Asset Facilities, Athena CLO II, Athena CLO IV and all existing and future indebtedness and other obligations (including trade payables) incurred by any of our subsidiaries, financing vehicles or similar facilities and any subsidiaries, financing vehicles or similar facilities that we may in the future acquire or establish. As of December 2, 2024, our subsidiaries had approximately $312.50 million of indebtedness outstanding under the SPV Asset Facilities, approximately $288.0 million of indebtedness outstanding under Athena CLO II and approximately $240.0 million of indebtedness outstanding under Athena CLO IV. Our subsidiaries may incur indebtedness in the future, all of which would be structurally senior to the Exchange Notes.

Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Exchange Notes and our other debt.
As of December 2, 2024, we had approximately $2.7 billion of debt outstanding, approximately $1.9 billion of which was indebtedness secured primarily by assets of our subsidiaries. The use of debt could have significant consequences on our future operations, including:
•making it more difficult for us to meet our payment and other obligations under the Exchange Notes and our other outstanding indebtedness;
•resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in substantially all of our debt becoming immediately due and payable;
•reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
•subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates; and
•limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Exchange Notes and our other debt.
Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our financing arrangements or otherwise in an amount sufficient to enable us to pay our indebtedness, including the Exchange Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Exchange Notes, on or before its maturity. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements, including our payment obligations under the Exchange Notes.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Exchange Notes, if any, or change in the debt markets, could cause the liquidity or market value of the Exchange Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Exchange Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any initial purchaser undertakes any obligation to maintain our credit ratings or to advise holders of Exchange Notes of any changes in our credit ratings.
In addition, changes in the debt markets, as well as the condition of the financial markets and prevailing interest rates, both of which have fluctuated in the past and are likely to fluctuate in the future, could have an adverse effect on the market value of the Exchange Notes.

The Indenture contains limited protection for holders of the Exchange Notes.
The Indenture offers limited protection to holders of the Exchange Notes. The terms of the Indenture and the Exchange Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Exchange Notes. In particular, the terms of the Indenture and the Exchange Notes do not place any restrictions on our or our subsidiaries’ ability to:
•issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Exchange Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Exchange Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of ours that are guaranteed by one or more of our subsidiaries and which therefore are structurally senior to the Exchange Notes and (4) securities, indebtedness or other obligations incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Exchange Notes with respect to the assets of those subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings;
•pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Exchange Notes;
•sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•enter into transactions with affiliates;
•make investments; or
•create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
Furthermore, the terms of the Indenture and the Exchange Notes do not protect holders of the Exchange Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Exchange Notes may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes or negatively affecting the trading value of the Exchange Notes.
Certain of our current debt instruments include more protections for their holders than the Indenture and the Exchange Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Exchange Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Exchange Notes.
The optional redemption provision may materially adversely affect your return on the Exchange Notes.
The Exchange Notes are redeemable in whole or in part at any time or from time to time at our option. We may choose to redeem the Exchange Notes at times when prevailing interest rates are lower than the interest rate paid on the Exchange Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Exchange Notes being redeemed.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Exchange Notes.
Any default under the agreements governing our indebtedness or under other indebtedness to which we may be a party, that is not waived by the required lenders or holders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Exchange Notes and substantially decrease the market value of the Exchange Notes.
If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our current indebtedness or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders or holders under the agreements governing our indebtedness, or other indebtedness that we may incur in the future, to avoid being in default. If we breach our covenants under the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.
If we are unable to repay debt, lenders having secured obligations, including the lenders under certain of our credit facilities, could proceed against the collateral securing the debt. Because the Indenture will have cross-acceleration provisions, and any future debt will likely have, customary cross-default and cross-acceleration provisions, if the indebtedness thereunder, hereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due. See “Description of the Exchange Notes.”
We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event.
A Change of Control Repurchase Event, as defined in the Indenture that governs the Exchange Notes, as supplemented, is generally any change of control of the Company that causes each of Moody’s, Fitch and KBRA, to downgrade the Exchange Notes to below an “investment grade” rating in their respective rating categories. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.” Upon the occurrence of a Change of Control Repurchase Event, subject to certain conditions, we will be required to offer to repurchase all outstanding Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Exchange Notes tendered. Our debt instruments may contain restrictions and provisions that we would have to comply with in connection with any repurchase of the Exchange Notes. If the holders of the Exchange Notes exercise their right to require us to repurchase all the Exchange Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our existing or future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Exchange Notes or our other debt. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”
There is currently no public market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop, or is not maintained, you may not be able to sell them.
The Exchange Notes are a new issue of debt securities and there currently is no trading market for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the

Exchange Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell the Exchange Notes at their fair market value or at all. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors.
Certain of the initial purchasers in the private offering of the outstanding Restricted Notes have advised us that they currently intend to make a market in the Exchange Notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the Exchange Notes, and they may discontinue any market-making activities at any time, without notice, at their sole discretion. In addition, any market-making activity will be subject to limits imposed by law. Accordingly, we cannot assure you that a liquid trading market will develop for the Exchange Notes, that you will be able to sell the Exchange Notes at a particular time or that the price you receive when you sell will be favorable.
To the extent an active trading market does not develop, the liquidity and trading price for the Exchange Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.
FATCA withholding may apply to payments to certain foreign entities.
Payments made under the Exchange Notes to a foreign financial institution or non-financial foreign entity (including such an institution or entity acting as an intermediary) may be subject to a U.S. withholding tax of 30% under U.S. Foreign Account Tax Compliance Act provisions of the Code (commonly referred to as “FATCA”). This withholding tax may apply to certain payments of interest on the Exchange Notes unless the foreign financial institution or non-financial foreign entity complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. You should consult your own tax advisors regarding FATCA and how it may affect your investment in the Exchange Notes.
Risks Related to the Exchange Offer
If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid.
Restricted Notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the 1933 Act and applicable state securities laws. We will issue the Exchange Notes in exchange for the Restricted Notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Restricted Notes.” Because we anticipate that most holders of the Restricted Notes will elect to exchange their outstanding Restricted Notes, we expect that the liquidity of the market for the Restricted Notes remaining after the completion of the exchange offer will be substantially limited, which may have an adverse effect upon and increase the volatility of the market price of the outstanding Restricted Notes. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding Restricted Notes at maturity. Further, following the exchange offer, if you did not exchange your Restricted Notes, you generally will not have any further registration rights, and Restricted Notes will continue to be subject to certain transfer restrictions.
Broker-dealers may need to comply with the registration and prospectus delivery requirements of the 1933 Act.
Any broker-dealer that (1) exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes or (2) resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the 1933 Act.

You may not receive the Exchange Notes in the exchange offer if the exchange offer procedures are not validly followed.
We will issue the Exchange Notes in exchange for your Restricted Notes only if you validly tender such Restricted Notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the Restricted Notes for exchange. If you are the beneficial holder of Restricted Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Restricted Notes in the exchange offer, you should promptly contact the person through whom your Restricted Notes are held and instruct that person to tender the Restricted Notes on your behalf.
Risks relating to the Mergers
We are subject to risks related to the Mergers.
The Mergers are subject to closing conditions, including certain approvals of the stockholders of both us and OTF, and there is no assurance as to when or whether the Mergers will close. Uncertainty about the Mergers may have an adverse effect on us, and the dedication of management resources to closing the transaction may detract attention from our day-to-day business, including following completion of the Mergers. If the Mergers do not close, we will not benefit from the expected operational synergies and cost savings that are expected from the Mergers. Even if the Mergers are consummated, the realization of such operational synergies and cost savings (and the amount of such savings) will depend in part on the integration of our investment portfolio with OTF and the integration of our business with OTF’s business. There can be no assurance that our investment portfolio or business can be operated profitably or integrated successfully into our operations in a timely fashion or at all. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company, and there can be no assurance that we will not incur substantial costs associated with the integration process or that there will not be other material adverse effects as a result of these integration efforts, including expenses related to litigation that we may face as a result of the Mergers. Such effects, including incurring unexpected costs or delays in connection with such integration and failure of our investment portfolio to perform as expected, could have a material adverse effect on our future financial results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
In addition to factors previously identified elsewhere in this prospectus, including the “Risk Factors” section of this prospectus, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;
•the impact of elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, and the risk of recession or a shutdown of government services could impact our business prospects and the prospects of our portfolio companies;
•an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•changes in base interest rates and significant market volatility on our business and our portfolio companies (including our business prospects and the prospects of our portfolio companies including the ability to achieve our and their business objectives), our industry and the global economy including as a result of ongoing supply chain disruptions;
•interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•our future operating results;
•our contractual arrangements and relationships with third parties;
•the ability of our portfolio companies to achieve their objectives;
•competition with other entities and our affiliates for investment opportunities;
•risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;
•the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;
•the adequacy of our financing sources and working capital;
•the loss of key personnel;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•the ability of the Adviser to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a RIC under Subchapter M of the Code, and as a BDC under the 1940 Act;
•the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;
•the effect of legal, tax and regulatory changes;
•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks, and the increasing use of artificial intelligence and machine learning technology;
•the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict, and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas;
•the ability of the parties to consummate the Mergers on the expected timeline, or at all;
•the ability to realize the anticipated benefits of the Mergers;
•the effects of disruption on our business from the Mergers;
•the combined company’s plans, expectations, objectives and intentions as a result of the Mergers;
•any potential termination of the Merger Agreement;
•the actions of our shareholders or the shareholders of Blue Owl Technology Finance Corp. (“OTF”) with      respect to the proposals submitted for their approval in connection with the Mergers;
•the possibility that competing offers or acquisitions proposals will be made;
•risk that stockholders litigation in connection with Mergers may result in significant costs of defense and liability;
•risk that stockholders litigation in connection with Mergers may result in significant costs of defense and liability; and
•other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the SEC.
This prospectus and any prospectus supplement, and other statements that we may make, may contain forward-looking statements with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.
Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to and do not undertake to update forward-looking statements. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the 1933 Act or Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, and Quarterly Reports on Form 10-Q of the Company, including the Company’s Quarterly Reports on Form 10-Q for the quarters ended on March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024, as well as any amendments filed with the SEC. We discuss in greater detail many of these risks and uncertainties in the sections titled “Risk Factors” in this prospectus, and incorporate by reference into this prospectus in their entirety, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, and the Company’s subsequent Quarterly Reports on Form 10-Q, including the Company’s Quarterly Reports on Form 10-Q for the quarters ended on March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024. These projections and forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law.

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
We issued $700,000,000 aggregate principal amount of the Restricted Notes in a transaction not requiring registration under the 1933 Act on April 4, 2024. The Restricted Notes were issued and the Exchange Notes will be issued, pursuant to a base indenture dated as of April 4, 2024 (the “Base Indenture”), and the first supplemental indenture, dated as of April 4, 2024 to the Base Indenture (the “First Supplemental Indenture”) between us and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).
In connection with such issuance, we entered into a Registration Rights Agreement, which requires that we file this registration statement under the 1933 Act with respect to the Exchange Notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your Restricted Notes for a like principal amount of Exchange Notes.
Under the Registration Rights Agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:
•file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;
•cause the exchange offer registration statement to become or be declared effective by the SEC under the 1933 Act; and
•consummate the exchange offer on the earliest practicable date after the exchange offer registration statement has been declared effective but in no event later than 365 days after the issue date.
We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If there is a Registration Default, the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum for the first 90-day period following the occurrence of such Registration Default and will increase by an additional 0.25% per annum with respect to the subsequent 90-day period, for a maximum of 0.50% per annum as set forth in the Registration Rights Agreement. Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.
If, for any reason, the Company is not able to effect the exchange offer on or before 365 days from the issue date of the Registration Rights Agreement, upon any note holder’s request, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.
The Exchange Notes will be issued without a restrictive legend and, except as set forth below, you may resell or otherwise transfer them without compliance without additional registration under the 1933 Act. After we complete the exchange offer, our obligation to register the exchange of Exchange Notes for Restricted Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc.,

SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), subject to the limitations described in the succeeding three paragraphs, we believe that you may resell or otherwise transfer the Exchange Notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the 1933 Act. Our belief, however, is based on your representations to us that:
•you are acquiring the Exchange Notes in the ordinary course of your business;
•you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;
•you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;
•you are not our “affiliate” as that term is defined in Rule 405 under the 1933 Act;
•you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and
•you are not acting on behalf of any person that could not truthfully make these representations.
If you cannot make the representations described above, you may not participate in the exchange offer, you may not rely on the staff’s interpretations discussed above, and you must, in the absence of an exemption therefrom, comply with registration and the prospectus delivery requirements of the 1933 Act in order to resell your Restricted Notes.
Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”
We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.
If you are not eligible to participate in the exchange offer, you can request, within 365 days of the issue date of the Registration Rights Agreement, that the Company file a “shelf” registration statement pursuant to Rule 415 under the 1933 Act. In the event that we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep the shelf registration statement effective to the extent necessary to ensure that it is available for resales of Registered Notes for a period of at least one year following the effective date of such shelf registration statement. See “—Procedures for Tendering Restricted Notes.”
Consequences of Failure to Exchange
If you do not participate or validly tender your Restricted Notes in the exchange offer:
•you will retain your Restricted Notes that are not registered under the 1933 Act and they will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;
•you will not be able to require us to register your Restricted Notes under the 1933 Act unless, as set forth above, you do not receive freely tradable Exchange Notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;
•you will not be able to resell or otherwise transfer your Restricted Notes unless they are registered under the 1933 Act or unless you offer to resell or transfer them pursuant to an exemption under the 1933 Act; and
•the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of the Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer; however, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Exchange Notes issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants.
The form and terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes (except for Restricted Notes sold pursuant to the shelf registration statement described above). The Exchange Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Restricted Notes.
As of the date of this prospectus, $700,000,000 aggregate principal amount of the Restricted Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the Restricted Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.
We will be deemed to have accepted validly tendered Restricted Notes if and when we have given written notice of our acceptance to Deutsche Bank Trust Company Americas, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the Exchange Notes for the tendering noteholders. If we do not accept any tendered Restricted Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return such Restricted Notes by credit to the accounts at DTC of the applicable DTC participants, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer.
You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth under “—Transfer Taxes,” with respect to the exchange of your Restricted Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses.”
Expiration Date; Extension; Amendment
The expiration date for the exchange offer will be 5:00 p.m., New York City time, on January 24, 2025, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, although we reserve the right to do so. If we extend the exchange offer, we may delay acceptance of any Restricted Notes by giving prior written notice of the extension to the exchange agent and give each registered holder of Restricted Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.
We also reserve the right, in our sole discretion:
•to accept tendered Restricted Notes upon the expiration of the exchange offer, and extend the exchange offer with respect to untendered Restricted Notes;
•subject to applicable law, to delay accepting any Restricted Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions set forth under “—

Conditions” have not been satisfied or waived, to terminate the exchange offer by giving prior written notice of such delay or termination to the exchange agent; or
•to amend or waive the terms and conditions of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.
We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to issue the Exchange Notes, or return the Restricted Notes tendered for exchange, promptly after the termination or withdrawal of the exchange offer.
Procedures for Tendering Restricted Notes
The Restricted Notes are represented by global securities without interest coupons in fully registered form, registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the global securities are held by direct or indirect participants in DTC through certificate-less depositary interests and are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants. You are not entitled to receive certificated Restricted Notes in exchange for your beneficial interest in these global securities except in limited circumstances described in “Description of the Exchange Notes—Book-Entry, Settlement and Clearance.”
Accordingly, you must tender your Restricted Notes pursuant to DTC’s ATOP procedures. As the DTC’s ATOP system is the only method of processing exchange offers through DTC, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of the ATOP system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Restricted Notes through the ATOP system, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal, including the representations to us described above under “—Purpose and Effect of the Exchange Offer,” and be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.
If you hold Restricted Notes through a broker, dealer, commercial bank, trust company, other financial institution or other nominee, each referred to herein as an “intermediary,” and you wish to tender your Restricted Notes, you should contact such intermediary promptly and instruct such intermediary to tender on your behalf. So long as the Restricted Notes are in book-entry form represented by global securities, Restricted Notes may only be tendered by your intermediary pursuant to DTC’s ATOP procedures.
If you tender a Restricted Note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Restricted Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Restricted Notes not validly tendered or any Restricted Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain Restricted Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.
You must cure any defects or irregularities in connection with tenders of your Restricted Notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Restricted Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Restricted Notes will be returned to you unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer, if:
•you invalidly tender your Restricted Notes;
•you have not cured any defects or irregularities in your tender; and
•we have not waived those defects, irregularities or invalid tender.
In addition, we reserve the right in our sole discretion to:
•purchase or make offers for, or offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer;
•terminate the exchange offer; and
•to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.
The terms of any of these purchases of or offers for Restricted Notes could differ from the terms of the exchange offer.
In all cases, the issuance of Exchange Notes for Restricted Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of your Restricted Notes into the exchange agent’s account at DTC, a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you indicate your desire to exchange, the unaccepted or non-exchanged Restricted Notes, or Restricted Notes in substitution therefor, will be returned without expense to you by credit to the accounts at DTC of the applicable DTC participant, as promptly as practicable after rejection of tender or the expiration or termination of the exchange offer.
Book-Entry Transfer
The exchange agent will make a request to establish an account with respect to the Restricted Notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of Restricted Notes being tendered by causing DTC to transfer such Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.
Any DTC participant wishing to tender Restricted Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Restricted Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent a confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include a confirmation that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Restricted Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.
No Guaranteed Delivery Procedures
Guaranteed delivery procedures are not available in connection with the exchange offer.
Withdrawal Rights
You may withdraw tenders of your Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For your withdrawal to be effective, the exchange agent must receive an electronic ATOP transmission of the notice of withdrawal at its address set forth below under “—Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date.
The notice of withdrawal must:
•specify the name and DTC account number of the DTC participant that tendered such Restricted Notes;
•specify the principal amount of Restricted Notes to be withdrawn;
•specify the name and account number of the DTC participant to which the withdrawn Restricted Notes should be credited; and
•contain a statement that the holder is withdrawing its election to have the Restricted Notes exchanged.
We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Restricted Notes that have been withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Restricted Notes that have been tendered for exchange but that are withdrawn and not exchanged will be returned by credit to the account at DTC of the applicable DTC participant without cost as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.
No Appraisal or Dissenters’ Rights
You do not have any appraisal or dissenters’ rights in connection with the exchange offer.
Conditions
Notwithstanding any other provision of the exchange offer, and subject to our obligations under the Registration Rights Agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if at any time before the acceptance of any Restricted Notes for exchange any one of the following events occurs:
•any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or
•the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.
In addition, we will not accept for exchange any Restricted Notes validly tendered, and no Exchange Notes will be issued in exchange for any tendered Restricted Notes, if, at the time the Restricted Notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
The exchange offer is not conditioned on any minimum principal amount of Restricted Notes being tendered for exchange.

Exchange Agent
We have appointed Deutsche Bank Trust Company Americas as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, the Letter of Transmittal and other related documents should be directed to the exchange agent addressed as follows:
Deutsche Bank Trust Company Americas, as Exchange Agent
By Registered or Certified Mail, Overnight Delivery on or before
5:00 p.m. New York City Time on the Expiration Date:
Deutsche Bank Trust Company Americas
c/o DB Services America, Inc.
5022 Gate Parkway, Suite 200
MS JCK01-218
Jacksonville, FL 32256
Email: db.reorg@db.com
For Information or Confirmation by Telephone Call:
1-800-735-7777
DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA EMAIL OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
The exchange agent also acts as the Trustee under the Indenture.
Fees and Expenses
We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person, by email or by telephone by our officers and employees.
We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $150,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.
Transfer Taxes
You will not be obligated to pay any transfer taxes in connection with a tender of your Restricted Notes unless Exchange Notes are to be registered in the name of, or Restricted Notes (or any portion thereof) not tendered or not accepted in the exchange offer are to be returned to, a person other than the registered tendering holder of the Restricted Notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. In addition, tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of Restricted Notes to, or upon the order of, the Company pursuant to the exchange offer.
Accounting Treatment
We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Exchange Notes under generally accepted accounting principles in the United States of America (“GAAP”). The unamortized debt issuance costs are reflected in the carrying value of the Company’s Unsecured Notes as presented in the Consolidated Statements of Assets and Liabilities. Debt issuance costs are amortized through the life of the Unsecured Notes and recorded as interest expense in the current period.

DESCRIPTION OF THE EXCHANGE NOTES
We issued the Restricted Notes, and will issue the Exchange Notes, under the Base Indenture and the First Supplemental Indenture. The terms of the Exchange Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.
For purposes of this description, references to “we,” “our” and “us” refer only to the Company and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by the Company in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of the Company and its subsidiaries.
General
The Restricted Notes are, and the Exchange Notes will be our direct, general unsecured obligations ranking equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The Restricted Notes are, and the Exchange Notes will be, issued in an aggregate principal amount of $700,000,000. The Notes will mature on April 4, 2029, unless previously redeemed or repurchased in full by us as provided below under “—Optional Redemption” or “—Offer to Repurchase Upon a Change of Control Repurchase Event.” The Exchange Notes and the Restricted Notes that remain outstanding after the exchange offer will be a single series under the Indenture.
The Restricted Notes bear, and the Exchange Notes will bear, interest at the rate of 6.750% per annum from October 4, 2024, to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on April 4 and October 4 of each year, beginning on April 4, 2025 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at 5:00 p.m. New York City time (the “close of business”) on the immediately preceding March 21 and September 20 (whether or not a business day), respectively. The term “business day” means, with respect to any of the Notes, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to close.
Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the Notes), to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
We issued the Restricted Notes initially in the aggregate principal amount of $700,000,000. The Indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the Indenture or otherwise but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of incurrence of additional indebtedness. See “—Covenants”. The Indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions and other provisions described under “Offer to Repurchase Upon a Change of Control Repurchase Event” and “Merger, Consolidation or Sale of Assets” below, the Indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. We may, without the consent of the holders, issue additional Notes under the Indenture with the same terms (except for the issue date, offering price and, if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount; provided that such additional Notes must either be issued in a “qualified reopening” for U.S. federal income tax purposes, with no more than a de minimis amount of original issue discount, or otherwise be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes.
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below). Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the paying agent, which initially shall be the trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, in the case of notes that are not in global form, at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.
A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the Indenture. A holder may be required, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. The registered holder of a Note will be treated as its owner for all purposes.
Ranking
The Notes will be our direct, general unsecured obligations that will rank:
•senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;
•pari passu, or equal, in right of payment to all of our existing and future indebtedness or other obligations that are expressly subordinated, or junior, including, without limitation the 2023A Notes, of which $75.0 million was outstanding as of December 2, 2024;
•effectively subordinated, or junior, to any of our existing and future secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Revolver, of which approximately $460.7 million was outstanding as of December 2, 2024, and the Subscription Credit Facility, of which approximately $615.0 million was outstanding as of December 2, 2024; and
•structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, including, without limitation, borrowings under our SPV Asset Facilities, of which approximately $312.5 million was outstanding as of December 2, 2024, and Athena CLO II of which approximately $288.0 million was outstanding as of December 2, 2024 and Athena CLO IV of which approximately $240.0 million was outstanding as of December 2, 2024.
As of December 2, 2024, we had approximately $2.7 billion of debt outstanding, approximately $1.9 billion of which was indebtedness secured primarily by assets of our subsidiaries. Our capitalization will not change as a result of issuing the Exchange Notes. See “Use of Proceeds.”
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

Optional Redemption
We may redeem some or all of the Notes at any time, or from time to time.
Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H. 15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H. 15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H. 15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot in accordance with the applicable procedures at DTC. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the note to be redeemed. In the case of physical or certificated notes, a new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
The calculation or determination of the redemption price shall be made by us or on our behalf by such person as we shall designate. For the avoidance of doubt, the calculation or determination of the redemption price shall not be the obligation or responsibility of the trustee or paying agent.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to the Notes, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount thereabove) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will send a notice to each holder and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event with respect to the Notes and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event with respect to the Notes occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On a Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act, we will, to the extent lawful:
(1)accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes of or portions of Notes properly tendered; and
(3)deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder new Notes equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. For a general discussion of our indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our Form 10-Q for the quarters ended on March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024, which are incorporated by reference herein. Before making any such repurchase of Notes, we would have to comply with any applicable restrictions in our debt instruments at the time. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our existing or future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Risk Factors—Risks Relating to the Exchange Notes—We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event”.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by all four Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event under the Indenture) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act)

(other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or
(3)the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, or any successor thereto.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by KBRA (or its equivalent under any successor rating categories of KBRA) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).
“KBRA” means Kroll Bond Rating Agency or any successor thereto.
“Moody’s” means Moody’s Investor Service, Inc. or any successor thereto.
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) Blue Owl Technology Credit Advisors II LLC, any affiliate of Blue Owl Technology Credit Advisors II LLC that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.
“Rating Agency” means:
(1)each of Moody’s, Fitch KBRA; and
(2)if any of Moody’s, Fitch or KBRA ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s, Fitch and/or KBRA, as the case may be.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Merger, Consolidation or Sale of Assets
The Indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition; and provided further that this covenant shall not apply to any sale, transfer, lease, conveyance, or other disposition of all or substantially all of the Company’s property to a wholly owned subsidiary of the Company) in any one transaction or series of related transactions unless:
•we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;
•the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and Registration Rights Agreement to be performed by us;
•immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and
•we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, and that all conditions precedent in the Indenture relating to such transaction have been complied with.
For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Covenants
In addition to the covenants described in the Base Indenture, the following covenants shall apply to the Notes.
•We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.
•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable. Delivery of such financial statements to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates).
Modification or Waiver
There are three types of changes we can make to the Indenture and the Notes issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of or interest on the Notes;
•reduce any amounts due on the Notes;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default or upon redemption of a Note or the amount provable in bankruptcy;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in this prospectus) or currency of payment on a debt security;
•impair your right to sue for payment;
•modify the subordination provisions in the Indenture in a manner that is adverse to outstanding holders of the Notes;
•reduce the percentage of holders of the Notes whose consent is needed to modify or amend the Indenture;
•reduce the percentage of holders of the Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;
•modify certain of the provisions of the Indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the Indenture, and certain other changes that would not adversely affect holders of the outstanding Notes in any material respect, including adding additional covenants or event of default. We also do not need any approval to make any change that affects only Notes to be issued under the Indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the Indenture and the Notes would require the following approval:
•If the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes.
•If the change affects more than one series of debt securities issued under the same Indenture, it must be approved by the holders of a majority in aggregate principal amount of all of the debt securities affected by the change.

The holders of a majority in principal amount of a series of debt securities issued under the Indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in the Indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval”.
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:
The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The Notes will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Legal Defeasance”.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Indenture securities that are entitled to vote or take other action under the Indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding Indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the Notes or request a waiver.
Events of Default
Each of the following is an event of default:
(1)default in the payment of any interest upon any Notes when due and payable and the default continues for a period of 30 days;
(2)default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date;
(3)our failure for 60 consecutive days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements contained in the Notes or Indenture;
(4)default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) not consolidated with the Company for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(5)pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC; and
(6)certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 90 consecutive days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the entire principal amount of all outstanding Notes to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in the Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
(i)such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;
(ii)the holders of not less than 25% in aggregate principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default;
(iii)such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(iv)the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
(v)no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.
Notwithstanding any other provision in the Indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.
The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that may involve it in personal liability or be unjustly prejudicial (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) to the holders of Notes not consenting.

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the Indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any of the Notes, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating that to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the Indenture.
Within 90 days after the occurrence of any default under the Indenture with respect to the Notes, the trustee shall transmit notice of such default actually known to a responsible officer of the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any of the Notes, the trustee shall be protected in withholding such notice if and so long as it in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the Indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay all of the outstanding Notes after the Notes have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). Such discharge is subject to terms contained in the Indenture.
Defeasance
The Notes will be subject to covenant defeasance and legal defeasance.
Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:
•Deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates.
•Deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the Notes any differently than if we did not make the deposit and repaid the Notes at maturity.
•Deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplished covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
•We must deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the Notes any differently than if we did not make the deposit and repaid the Notes at maturity. Under current U.S. federal tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.
•We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Trustee
Deutsche Bank Trust Company Americas is the trustee, security registrar and paying agent. Deutsche Bank Trust Company Americas, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. Neither the trustee nor any paying agent shall be responsible for determining whether any Change of Control or Below Investment Grade Rating Event has occurred and whether any Change of Control offer with respect to the Notes is required. We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Resignation and Removal of Trustee
The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of Indenture securities under the Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Governing Law
The Indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance
Global Notes
The Exchange Notes will be initially issued in the form of one or more registered Exchange Notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and
•ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).
Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee nor the initial purchasers are responsible for those operations or procedures. DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:
•will not be entitled to have Notes represented by the Global Note registered in their names;
•will not receive or be entitled to receive physical, certificated Notes; and

•will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to receiving notices or the giving of any direction, instruction or approval to the trustee under the Indenture.
As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC or the Company identifies as a beneficial owner of the related Notes only if:
•DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. These expenses are estimated to be approximately $150,000 in the aggregate, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses. No underwriter is being used in connection with the exchange offer.

FINANCIAL HIGHLIGHTS
The information in “Item 8. Consolidated Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 11. Financial Highlights” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, and “Item 1. Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note 11. Financial Highlights” of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024, incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024, incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
The information in “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, and “Quantitative and Qualitative Disclosures About Market Risk” in Part I, Item 3 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024, incorporated herein by reference.

BUSINESS
The information in “Financial Statements and Supplementary Data” in Part II, Item 8 and “Business” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, is incorporated herein by reference.

FINANCIAL STATEMENTS
The information in “Financial Statements and Supplementary Data” in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, and “Financial Statements” in Part I, Item 1 of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024, incorporated herein by reference.

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of the end of the fiscal quarter ended September 30, 2024 and the fiscal years ended December 31, 2023 and 2022. The report of our independent registered public accounting firm on the senior securities table as of December 31, 2023, is attached as an exhibit to the registration statement of which this prospectus is a part.

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Subscription Credit Facility
September 30, 2024 (Unaudited)	$535.0	$2,071.0	-	N/A
December 31, 2023	$800.0	$1,881.3	-	N/A
December 31, 2022	$770.0	$1,957.8	-	N/A
Revolving Credit Facility
September 30, 2024 (Unaudited)	$365.4	$2,071.0	-	N/A
December 31, 2023	$288.4	$1,881.3	-	N/A
December 31, 2022	$126.4	$1,957.8	-	N/A
SPV Asset Facility I
September 30, 2024 (Unaudited)	$312.5	$2,071.0	-	N/A
December 31, 2023	$330.0	$1,881.3	-	N/A
December 31, 2022	$300.0	$1,957.8	-	N/A
SPV Asset Facility II
September 30, 2024 (Unaudited)	-	$2,071.0	-	N/A
December 31, 2023	$270.0	$1,881.3	-	N/A
December 31, 2022	$50.0	$1,957.8	-	N/A
2023A Notes
September 30, 2024 (Unaudited)	$75.0	$2,071.0	-	N/A
December 31, 2023	$75.0	$1,881.3	-	N/A
April 2029 Notes
September 30, 2024 (Unaudited)	$700.0	$2,071.0	-	N/A
Athena CLO II
September 30, 2024 (Unaudited)	$288.0	$2,071.0	-	N/A
December 31, 2023	$288.0	$1,881.3	-	N/A
Athena CLO IV
September 30, 2024 (Unaudited)	$240.0	$2,071.0	-	N/A
Promissory Note(5)
December 31, 2022	$—	$1,957.8	-	N/A
__________________
(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
(3)The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The ”-” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)Not applicable because the senior securities are not registered for public trading.
(5)Facility was terminated in 2022.

PORTFOLIO COMPANIES
The following table sets forth certain information regarding each of the portfolio companies in which we had a debt or equity investment as of September 30, 2024. We offer to make available significant managerial assistance to our portfolio companies. We may receive rights to observe the meetings of our portfolio companies’ board of directors. Other than these investments, our only relationships with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments. As of September 30, 2024, we did not “control” and are not an “affiliate” of any of our portfolio companies, each as defined in the 1940 Act. In general, under the 1940 Act, we would “control” a portfolio company if we owned 25.0% or more of its voting securities and would be an “affiliate” of a portfolio company if we owned 5.0% or more of its voting securities.

Company (1)	Industry	Type of Investment	Interest Rate	Maturity / Dissolution Date	Percentage of Class Held on Fully Diluted Basis	Principal Number of Shares / Number of Units	Amortized Cost	Fair Value
6Sense Insights, Inc. 450 Mission Street, San Francisco, CA, 94105	Application Software	Series E-1 Preferred Stock	N/A	N/A	0.3%	316	10,001	7,785
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(10) 1100 Highland Drive, Boca Raton, FL, 33487	Diversified Financial Services	LLC Interest	N/A	N/A	8.9%	5,988,159	5,948	6,924
AAM Series 1.1 Rail and Domestic Intermodal Feeder, LLC(9) 1100 Highland Drive, Boca Raton, FL, 33487	Diversified Financial Services	First lien senior secured loan	12.00% PIK	7/29/2030	0.0%	9,447	9,447	9,447
AAM Series 2.1 Aviation Feeder, LLC(10) 1100 Highland Drive, Boca Raton, FL, 33487	Diversified Financial Services	LLC Interest	N/A	N/A	8.9%	6,916,494	3,857	3,958
AAM Series 2.1 Aviation Feeder, LLC(9) 1100 Highland Drive, Boca Raton, FL, 33487	Diversified Financial Services	First lien senior secured loan	12.00% PIK	11/21/2030	0.0%	8,874	8,874	8,874
Accelerate Topco Holdings, LLC 2650 McCormick Drive, Clearwater, FL, 33759	Insurance	Common Units	N/A	N/A	0.0%	13	354	546
Acorns Grow Incorporated(9) 5300 California Avenue, Irvine, CA, 92617	Capital Markets	Series F Preferred Stock	5.00% PIK	N/A	0.0%	572	11,395	11,095
Activate Holdings (US) Corp. (dba Absolute Software)(01) 1055 Dunsmuir Street, Vancouver, BC V7X 1K8, Canada	Systems Software	First lien senior secured revolving loan	S + 5.25%	7/27/2029	0.0%	—	(7)	(5)

Activate Holdings (US) Corp. (dba Absolute Software)(3) 1055 Dunsmuir Street, Vancouver, BC V7X 1K8, Canada	Systems Software	First lien senior secured loan	S + 5.25%	7/29/2030	0.0%	48,952	48,760	48,878
Aerosmith Bidco Limited (dba Audiotonix)(10) Silverglade Business Park, Leatherhead Road, Chessington, Surrey KT9 2QL, United Kingdom	Entertainment	First lien senior secured multi-draw term loan	S + 5.25%	7/23/2027	0.0%	—	(60)	(62)
Aerosmith Bidco Limited (dba Audiotonix)(10) Silverglade Business Park, Leatherhead Road, Chessington, Surrey KT9 2QL, United Kingdom	Entertainment	First lien senior secured multi-currency revolving loan	S + 5.25%	7/23/2030	0.0%	—	(159)	(164)
Aerosmith Bidco Limited (dba Audiotonix)(4) Silverglade Business Park, Leatherhead Road, Chessington, Surrey KT9 2QL, United Kingdom	Entertainment	First lien senior secured loan	S + 5.25%	7/23/2031	0.0%	99,756	98,500	98,475
AI Titan Parent, Inc. (dba Prometheus Group)(10) 4601 Six Forks Road, Raleigh, NC, 27609	Application Software	First lien senior secured delayed draw term loan	S + 4.75%	9/30/2026	0.0%	—	(27)	(28)
AI Titan Parent, Inc. (dba Prometheus Group)(10) 4601 Six Forks Road, Raleigh, NC, 27609	Application Software	First lien senior secured revolving loan	S + 4.75%	8/29/2031	0.0%	—	(34)	(34)
AI Titan Parent, Inc. (dba Prometheus Group)(3) 4601 Six Forks Road, Raleigh, NC, 27609	Application Software	First lien senior secured loan	S + 4.75%	8/29/2031	0.0%	27,547	27,272	27,271
AlphaSense, Inc.(10) 24 Union Square East, New York, NY, 10003	Application Software	First lien senior secured delayed draw term loan	S + 6.25%	12/27/2025	0.0%	—	(61)	(64)
AlphaSense, Inc.(10) 24 Union Square East, New York, NY, 10003	Application Software	First lien senior secured delayed draw term loan	S + 6.25%	6/27/2029	0.0%	—	—	—
AlphaSense, Inc.(2) 24 Union Square East, New York, NY, 10003	Application Software	First lien senior secured loan	S + 6.25%	6/27/2029	0.0%	31,977	31,670	31,657
AlphaSense, LLC 24 Union Square East, New York, NY, 10003	Application Software	Series E Preferred Shares	N/A	N/A	0.2%	153	6,878	6,878
Amergin Asset Management, LLC 1100 Highland Drive, Boca Raton, FL, 33487	Diversified Financial Services	Class A Units	N/A	N/A	0.0%	50,000	—	1,608

AmeriLife Holdings LLC(10) 2650 McCormick Drive, Clearwater, FL, 33759	Insurance	First lien senior secured revolving loan	S + 5.00%	8/31/2028	0.0%	—	(30)	—
AmeriLife Holdings LLC(3) 2650 McCormick Drive, Clearwater, FL, 33759	Insurance	First lien senior secured loan	S + 5.00%	8/31/2029	0.0%	25,846	25,447	25,846
AmeriLife Holdings LLC(3)(10) 2650 McCormick Drive, Clearwater, FL, 33759	Insurance	First lien senior secured delayed draw term loan	S + 5.00%	10/20/2025	0.0%	1,733	1,714	1,733
Anaplan, Inc.(10) 1450 Brickell Avenue, Miami, FL, 33131	Application Software	First lien senior secured revolving loan	S + 5.75%	6/21/2028	0.0%	—	—	—
Anaplan, Inc.(3) 1450 Brickell Avenue, Miami, FL, 33131	Application Software	First lien senior secured loan	S + 5.25%	6/21/2029	0.0%	130,890	130,890	130,890
Anaplan, Inc.(3) 1450 Brickell Avenue, Miami, FL, 33131	Application Software	First lien senior secured loan	S + 5.25%	6/21/2029	0.0%	3,927	3,890	3,927
Appfire Technologies, LLC(10) 1500 District Avenue, Burlington, MA, 01803	Systems Software	First lien senior secured delayed draw term loan	S + 4.75%	6/28/2026	0.0%	—	(6)	—
Appfire Technologies, LLC(10) 1500 District Avenue, Burlington, MA, 01803	Systems Software	First lien senior secured revolving loan	S + 5.50%	3/9/2028	0.0%	—	—	—
Appfire Technologies, LLC(3) 1500 District Avenue, Burlington, MA, 01803	Systems Software	First lien senior secured loan	S + 4.75%	3/9/2028	0.0%	4,079	4,079	4,079
Appfire Technologies, LLC(3)(01) 1500 District Avenue, Burlington, MA, 01803	Systems Software	First lien senior secured delayed draw term loan	S + 4.75%	3/31/2025	0.0%	1,765	1,717	1,765
Aptean Acquiror, Inc. (dba Aptean)(10) 4325 Alexander Drive, Alpharetta, GA, 30022	Industrial Conglomerates	First lien senior secured revolving loan	S + 5.25%	1/30/2031	0.0%	—	(2)	(1)
Aptean Acquiror, Inc. (dba Aptean)(2) 4325 Alexander Drive, Alpharetta, GA, 30022	Industrial Conglomerates	First lien senior secured loan	S + 5.25%	1/30/2031	0.0%	3,090	3,061	3,074
Aptean Acquiror, Inc. (dba Aptean)(3)(10) 4325 Alexander Drive, Alpharetta, GA, 30022	Industrial Conglomerates	First lien senior secured delayed draw term loan	S + 5.25%	1/30/2026	0.0%	8	5	8

Armstrong Bidco Limited(8) Armstrong Building, Oakwood Drive Loughborough University Science & Enterprise Park, Loughborough LE11 3QF, United Kingdom	Application Software	First lien senior secured GBP term loan	SA + 5.25%	6/28/2029	0.0%	5,314	6,416	7,092
Armstrong Bidco Limited(8) Armstrong Building, Oakwood Drive Loughborough University Science & Enterprise Park, Loughborough LE11 3QF, United Kingdom	Application Software	First lien senior secured GBP delayed draw term loan	SA + 5.25%	6/30/2025	0.0%	2,773	3,350	3,700
Artifact Bidco, Inc. (dba Avetta)(10) 3300 North Triumph Boulevard, Lehi, UT, 84043	Application Software	First lien senior secured delayed draw term loan	S + 4.50%	7/26/2027	0.0%	—	(11)	(11)
Artifact Bidco, Inc. (dba Avetta)(10) 3300 North Triumph Boulevard, Lehi, UT, 84043	Application Software	First lien senior secured revolving loan	S + 4.50%	7/26/2030	0.0%	—	(4)	(5)
Artifact Bidco, Inc. (dba Avetta)(10) 3300 North Triumph Boulevard, Lehi, UT, 84043	Application Software	First lien senior secured revolving loan	S + 4.50%	7/26/2030	0.0%	—	(11)	(12)
Artifact Bidco, Inc. (dba Avetta)(3) 3300 North Triumph Boulevard, Lehi, UT, 84043	Application Software	First lien senior secured loan	S + 4.50%	7/28/2031	0.0%	18,597	18,508	18,504
Associations Finance, Inc.(9) 5401 North Central Expressway, Dallas, TX, 75205	Buildings & Real Estate	Unsecured Notes	14.25% PIK	5/3/2030	0.0%	19,059	18,925	19,059
Associations, Inc.(10) 5401 North Central Expressway, Dallas, TX, 75205	Buildings & Real Estate	First lien senior secured delayed draw term loan	S + 6.50%	7/3/2028	0.0%	—	(3)	—
Associations, Inc.(10) 5401 North Central Expressway, Dallas, TX, 75205	Buildings & Real Estate	First lien senior secured revolving loan	S + 6.50%	7/3/2028	0.0%	—	(3)	—
Associations, Inc.(3) 5401 North Central Expressway, Dallas, TX, 75205	Buildings & Real Estate	First lien senior secured loan	S + 6.50%	7/3/2028	0.0%	49,084	49,038	49,084
Asurion, LLC(2) 140 11th Avenue North, Nashville, TN, 37203	Insurance	First lien senior secured loan	S + 4.25%	8/18/2028	0.0%	18,483	17,808	18,189
Athenahealth Group Inc.(2) Boston Landing, Boston, MA, 02135	Health Care Technology	First lien senior secured loan	S + 3.25%	2/15/2029	0.0%	3,493	3,267	3,468

Aurelia Netherlands Midco 2 B.V.(7)(10) Postboks 490 Sentrum, Oslo, Norway	Internet & Direct Marketing Retail	First lien senior secured EUR term loan	E + 5.75%	5/22/2031	0.0%	39,659	41,563	43,929
Avalara, Inc.(10) 255 South King Street, Seattle, WA, 98104	Application Software	First lien senior secured revolving loan	S + 7.25%	10/19/2028	0.0%	—	(106)	—
Avalara, Inc.(3) 255 South King Street, Seattle, WA, 98104	Application Software	First lien senior secured loan	S + 6.25%	10/19/2028	0.0%	104,545	103,391	104,545
Axonius, Inc. 41 Madison Avenue, New York, NY, 10010	Systems Software	Series E Preferred Stock	N/A	N/A	0.4%	1,733,274	10,033	8,142
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(10) 17200 Laguna Canyon Road, Irvine, CA, 92618	Systems Software	First lien senior secured revolving loan	S + 6.50%	3/19/2031	0.0%	—	(79)	(71)
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(2) 17200 Laguna Canyon Road, Irvine, CA, 92618	Systems Software	First lien senior secured loan	S + 6.50%	3/19/2031	0.0%	15,675	15,454	15,479
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(3)(10) 17200 Laguna Canyon Road, Irvine, CA, 92618	Systems Software	First lien senior secured delayed draw term loan	S + 6.50%	3/30/2026	0.0%	22,800	22,391	22,451
Bamboo US BidCo LLC(10) 927 S Curry Pike, Bloomington, IN, 47403	Life Sciences Tools & Services	First lien senior secured revolving loan	S + 6.00%	10/1/2029	0.0%	—	(102)	—
Bamboo US BidCo LLC(3) 927 S Curry Pike, Bloomington, IN, 47403	Life Sciences Tools & Services	First lien senior secured loan	S + 6.75% (3.38% PIK)	9/30/2030	0.0%	20,054	19,531	20,054
Bamboo US BidCo LLC(3)(10) 927 S Curry Pike, Bloomington, IN, 47403	Life Sciences Tools & Services	First lien senior secured delayed draw term loan	S + 6.75% (3.38% PIK)	3/31/2025	0.0%	1,487	1,426	1,487
Bamboo US BidCo LLC(6) 927 S Curry Pike, Bloomington, IN, 47403	Life Sciences Tools & Services	First lien senior secured EUR term loan	E + 6.75% (3.38% PIK)	9/30/2030	0.0%	12,477	12,872	13,925
Barracuda Networks, Inc.(4) 3175 Winchester Boulevard, Campbell, CA, 95008	Systems Software	First lien senior secured loan	S + 4.50%	8/15/2029	0.0%	35,828	35,013	34,771

Barracuda Networks, Inc.(4) 3175 Winchester Boulevard, Campbell, CA, 95008	Systems Software	Second lien senior secured loan	S + 7.00%	8/15/2030	0.0%	55,875	54,501	49,924
BEHP Co-Investor II, L.P. 11511 Reed Hartman Highway, Blue Ash, OH, 45241	Health Care Technology	LP Interest	N/A	N/A	0.0%	1,270	1,043	1,297
Blackhawk Network Holdings, Inc.(2) 6220 Stoneridge Mall Rd, Pleasanton, CA 94588	Diversified Financial Services	First lien senior secured loan	S + 5.00%	3/12/2029	0.0%	99,750	97,796	100,119
Blue Owl Credit SLF LLC(10) 399 Park Avenue, New York, New York, 10022	Joint Ventures	LLC Interest	N/A	N/A	0.0%	2,189	2,189	2,187
Boxer Parent Company Inc. (f/k/a BMC)(3) 2103 CityWest Boulevard, Houston, TX, 77042	Application Software	First lien senior secured loan	S + 3.75%	7/15/2031	0.0%	20,000	19,952	19,946
Bracket Intermediate Holding Corp.(3) 785 Arbor Way, Blue Bell, PA, 19422	Life Sciences Tools & Services	First lien senior secured loan	S + 5.00%	5/8/2028	0.0%	34,563	33,767	34,687
BridgeBio Pharma, Inc.(3) 3160 Porter Drive, Palo Alto, CA, 94304	Pharmaceuticals	First lien senior secured loan	S + 6.50%	1/17/2029	0.0%	30,000	29,960	29,925
BTRS HOLDINGS INC. (dba Billtrust)(3) 11D South Gold Drive, Hamilton, NJ, 08691	Diversified Financial Services	First lien senior secured loan	S + 8.00%	12/15/2028	0.0%	62,962	61,383	62,647
BTRS HOLDINGS INC. (dba Billtrust)(3)(10) 11D South Gold Drive, Hamilton, NJ, 08691	Diversified Financial Services	First lien senior secured delayed draw term loan	S + 8.00%	12/16/2024	0.0%	4,631	4,631	4,604
BTRS HOLDINGS INC. (dba Billtrust)(3)(10) 11D South Gold Drive, Hamilton, NJ, 08691	Diversified Financial Services	First lien senior secured revolving loan	S + 7.25%	12/15/2028	0.0%	2,518	2,377	2,485
Certinia, Inc.(10) 60 South Market Street, San Jose, CA, 95113	Professional Services	First lien senior secured revolving loan	S + 7.25%	8/3/2029	0.0%	—	(95)	(29)
Certinia, Inc.(4) 60 South Market Street, San Jose, CA, 95113	Professional Services	First lien senior secured loan	S + 7.25%	8/3/2029	0.0%	44,118	43,380	43,897
CloudPay, Inc.(10) Kingsgate House, Newbury Road, Andover, Hampshire SP10 4DU, United Kingdom	Professional Services	Series E Preferred Stock	13.50% PIK	N/A	1.9%	44	9,654	9,432

CloudPay, Inc.(3) Kingsgate House, Newbury Road, Andover, Hampshire SP10 4DU, United Kingdom	Professional Services	First lien senior secured loan	S + 7.50%	7/30/2029	0.0%	11,318	11,208	11,205
Coherent Group Inc 1450 Broadway, New York, New York, NY, 10018.	Insurance	Convertible notes	5.30%	12/31/2024	9.4%	3,029	3,043	3,029
Coherent Group Inc. 1450 Broadway, New York, New York, NY, 10018	Insurance	Series B Preferred Shares	N/A	N/A	9.4%	533,330	16,014	12,200
Color Intermediate, LLC (dba ClaimsXten)(3) 475 Allendale Road, King of Prussia, PA, 19406	Health Care Technology	First lien senior secured loan	S + 4.75%	10/4/2029	0.0%	48,029	48,029	48,029
Computer Services, Inc. (dba CSI)(10) 3901 Technology Drive, Paducah, KY, 42001	Diversified Financial Services	First lien senior secured delayed draw term loan	S + 5.25%	2/5/2026	0.0%	—	(20)	—
Computer Services, Inc. (dba CSI)(3) 3901 Technology Drive, Paducah, KY, 42001	Diversified Financial Services	First lien senior secured loan	S + 5.25%	11/15/2029	0.0%	150,200	147,960	150,200
ConnectWise, LLC(3) 400 North Tampa Street, Tampa, FL, 33602	Systems Software	First lien senior secured loan	S + 3.50%	9/29/2028	0.0%	3,065	2,986	3,058
CoreTrust Purchasing Group LLC(10) 1100 Doctor Martin Luther King Junior Boulevard, Nashville, TN, 37203	Diversified Support Services	First lien senior secured delayed draw term loan	S + 5.25%	5/8/2026	0.0%	—	(47)	—
CoreTrust Purchasing Group LLC(10) 1100 Doctor Martin Luther King Junior Boulevard, Nashville, TN, 37203	Diversified Support Services	First lien senior secured revolving loan	S + 5.25%	10/1/2029	0.0%	—	(45)	—
CoreTrust Purchasing Group LLC(2) 1100 Doctor Martin Luther King Junior Boulevard, Nashville, TN, 37203	Diversified Support Services	First lien senior secured loan	S + 5.25%	10/1/2029	0.0%	30,164	29,902	30,164
Coupa Holdings, LLC(10) 1855 South Grant Street, San Mateo, CA, 94402	Application Software	First lien senior secured delayed draw term loan	S + 5.50%	8/27/2025	0.0%	—	—	—
Coupa Holdings, LLC(10) 1855 South Grant Street, San Mateo, CA, 94402	Application Software	First lien senior secured revolving loan	S + 5.50%	2/27/2029	0.0%	—	—	—

Coupa Holdings, LLC(3) 1855 South Grant Street, San Mateo, CA, 94402	Application Software	First lien senior secured loan	S + 5.50%	2/27/2030	0.0%	84,599	84,599	84,599
Covetrus, Inc.(3) 7 Custom House Street, Portland, ME, 04101	Health Care Providers & Services	Second lien senior secured loan	S + 9.25%	10/13/2030	0.0%	75,000	73,703	71,625
Cresset Capital Management, LLC(10) 444 West Lake Street, Chicago, IL, 60606	Capital Markets	First lien senior secured delayed draw term loan	S + 5.00%	9/5/2025	0.0%	—	—	—
Cresset Capital Management, LLC(10) 444 West Lake Street, Chicago, IL, 60606	Capital Markets	First lien senior secured delayed draw term loan	S + 5.00%	6/6/2026	0.0%	—	—	—
Cresset Capital Management, LLC(10) 444 West Lake Street, Chicago, IL, 60606	Capital Markets	First lien senior secured revolving loan	S + 5.00%	6/6/2029	0.0%	—	(10)	(11)
Cresset Capital Management, LLC(2) 444 West Lake Street, Chicago, IL, 60606	Capital Markets	First lien senior secured loan	S + 5.00%	6/6/2030	0.0%	7,816	7,741	7,738
Crewline Buyer, Inc. (dba New Relic)(10) 188 Spear Street, San Francisco, CA, 94105	Systems Software	First lien senior secured revolving loan	S + 6.75%	11/8/2030	0.0%	—	(156)	(30)
Crewline Buyer, Inc. (dba New Relic)(3) 188 Spear Street, San Francisco, CA, 94105	Systems Software	First lien senior secured loan	S + 6.75%	11/8/2030	0.0%	114,805	113,243	114,518
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(10) 2222 West Dunlap Avenue, Phoenix, AZ, 85021	Health Care Technology	First lien senior secured delayed draw term loan	S + 5.25%	8/31/2026	0.0%	—	—	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(10) 2222 West Dunlap Avenue, Phoenix, AZ, 85021	Health Care Technology	First lien senior secured revolving loan	S + 5.00%	8/29/2031	0.0%	—	(48)	(48)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(2) 2222 West Dunlap Avenue, Phoenix, AZ, 85021	Health Care Technology	First lien senior secured loan	S + 5.00%	8/29/2031	0.0%	98,199	97,640	97,635
Delta TopCo, Inc. (dba Infoblox, Inc.)(4) 2390 Mission College Boulevard, Santa Clara, CA, 95054	Systems Software	Second lien senior secured loan	S + 5.25%	11/29/2030	0.0%	16,500	16,418	16,569

Diagnostic Services Holdings, Inc. (dba Rayus Radiology)(2) 5775 Wayzata Boulevard, St. Louis Park, MN, 55416	Health Care Providers & Services	First lien senior secured loan	S + 5.50%	3/15/2025	0.0%	9,931	9,931	9,931
Diamond Insure Bidco (dba Acturis)(7) 100 Hatton Garden, London , EC1N 8NX, United Kingdom	Insurance	First lien senior secured EUR term loan	E + 4.25%	7/1/2031	0.0%	7,496	7,888	8,199
Diamond Insure Bidco (dba Acturis)(8) 100 Hatton Garden, London , EC1N 8NX, United Kingdom	Insurance	First lien senior secured GBP term loan	SA + 4.50%	7/1/2031	0.0%	24,503	30,380	32,210
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(10) 100 Summer Street, Boston, MA, 02108	Insurance	First lien senior secured revolving loan	S + 7.50%	3/30/2029	0.0%	—	(70)	(19)
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(3) 100 Summer Street, Boston, MA, 02108	Insurance	First lien senior secured loan	S + 7.50%	3/30/2029	0.0%	37,324	36,477	37,137
Dodge Construction Network LLC(3) 34 Crosby Drive, Bedford, MA, 01730	Construction & Engineering	First lien senior secured loan	S + 4.75%	2/23/2029	0.0%	9,775	9,673	7,189
EET Buyer, Inc. (dba e-Emphasys)(10) 2501 Weston Parkway, Cary, NC, 27513	Building Products	First lien senior secured delayed draw term loan	S + 5.00%	4/29/2026	0.0%	—	(5)	—
EET Buyer, Inc. (dba e-Emphasys)(10) 2501 Weston Parkway, Cary, NC, 27513	Building Products	First lien senior secured revolving loan	S + 5.00%	11/8/2027	0.0%	—	(8)	—
EET Buyer, Inc. (dba e-Emphasys)(3) 2501 Weston Parkway, Cary, NC, 27513	Building Products	First lien senior secured loan	S + 5.00%	11/8/2027	0.0%	11,881	11,731	11,881
Elliott Alto Co-Investor Aggregator L.P. 851 Cypress Creek Road, Fort Lauderdale, FL, 33309	Systems Software	LP Interest	N/A	N/A	0.2%	13	13,145	18,244
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(2) 2003 Edmund Halley Drive, Reston, VA, 20191	Diversified Consumer Services	First lien senior secured loan	S + 3.50%	10/7/2029	0.0%	9,820	9,809	9,840

Engage Debtco Limited(3) Courtyard House, The Weighbridge Brewery, High St, Marlow SL7 2FF, United Kingdom	Health Care Providers & Services	First lien senior secured loan	S + 6.00% (2.50% PIK)	7/13/2029	0.0%	20,513	20,143	20,000
Entrata, Inc.(10) 4205 Chapel Ridge Road, Lehi, UT, 84043	Real Estate Management & Development	First lien senior secured revolving loan	S + 6.00%	7/10/2028	0.0%	—	(58)	—
Entrata, Inc.(2) 4205 Chapel Ridge Road, Lehi, UT, 84043	Real Estate Management & Development	First lien senior secured loan	S + 5.75%	7/10/2030	0.0%	44,535	43,916	44,535
Fifth Season Investments LLC 201 Broad St, Stamford, CT 06901	Insurance	Class A Units	N/A	N/A	9.8%	8	74,323	79,219
Finastra USA, Inc.(3) 4 Kingdom Street, Paddington, London W2 6BD, United Kingdom	Banks	First lien senior secured loan	S + 7.25%	9/13/2029	0.0%	81,970	81,150	81,970
Finastra USA, Inc.(3)(10) 4 Kingdom Street, Paddington, London W2 6BD, United Kingdom	Banks	First lien senior secured revolving loan	S + 7.25%	9/13/2029	0.0%	3,958	3,873	3,958
Forescout Technologies, Inc.(10) 300 Santana Row, San Jose, CA, 95128	Systems Software	First lien senior secured revolving loan	S + 5.00%	5/24/2030	0.0%	—	—	—
Forescout Technologies, Inc.(3) 300 Santana Row, San Jose, CA, 95128	Systems Software	First lien senior secured loan	S + 5.00%	5/26/2031	0.0%	1,235	1,230	1,228
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(2) 11095 Viking Drive, Eden Prairie, MN, 55344	Systems Software	Second lien senior secured loan	S + 6.75%	11/19/2027	0.0%	20,000	19,803	17,950
Foundation Consumer Brands, LLC(3) 1190 Omega Drive, Pittsburgh, PA, 15205	Pharmaceuticals	First lien senior secured loan	S + 6.25%	2/12/2027	0.0%	16,822	16,632	16,822
Fullsteam Operations, LLC(10) 540 Devall Drive, Auburn, AL, 36832	Application Software	First lien senior secured delayed draw term loan	S + 7.00%	8/22/2025	0.0%	—	(50)	(19)
Fullsteam Operations, LLC(10) 540 Devall Drive, Auburn, AL, 36832	Application Software	First lien senior secured revolving loan	S + 8.25%	11/27/2029	0.0%	—	(14)	—

Fullsteam Operations, LLC(3) 540 Devall Drive, Auburn, AL, 36832	Application Software	First lien senior secured loan	S + 8.25%	11/27/2029	0.0%	10,593	10,308	10,593
Fullsteam Operations, LLC(3)(10) 540 Devall Drive, Auburn, AL, 36832	Application Software	First lien senior secured delayed draw term loan	S + 8.25%	5/27/2025	0.0%	3,168	3,081	3,168
Fullsteam Operations, LLC(3)(10) 540 Devall Drive, Auburn, AL, 36832	Application Software	First lien senior secured delayed draw term loan	S + 8.25%	11/27/2025	0.0%	1,368	1,329	1,368
Galway Borrower LLC(10) 1 California Street, San Francisco, CA 94111	Insurance	First lien senior secured delayed draw term loan	S + 4.50%	7/25/2026	0.0%	—	—	—
Galway Borrower LLC(3)(10) 1 California Street, San Francisco, CA 94111	Insurance	First lien senior secured revolving loan	S + 4.50%	9/29/2028	0.0%	51	50	51
Gerson Lehrman Group, Inc.(10) 60 East 42nd Street, New York, NY, 10165	Professional Services	First lien senior secured revolving loan	S + 5.25%	12/13/2027	0.0%	—	(7)	(2)
Gerson Lehrman Group, Inc.(3) 60 East 42nd Street, New York, NY, 10165	Professional Services	First lien senior secured loan	S + 5.25%	12/13/2027	0.0%	18,895	18,753	18,848
Granicus, Inc.(10) 1999 Broadway, Denver, CO, 80202	Application Software	First lien senior secured revolving loan	S + 5.25%	1/17/2031	0.0%	—	(2)	—
Granicus, Inc.(2)(10) 1999 Broadway, Denver, CO, 80202	Application Software	First lien senior secured delayed draw term loan	S + 5.25% (2.25% PIK)	1/16/2026	0.0%	290	287	287
Granicus, Inc.(3) 1999 Broadway, Denver, CO, 80202	Application Software	First lien senior secured loan	S + 5.75% (2.25% PIK)	1/17/2031	0.0%	1,954	1,936	1,954
Greenway Health, LLC(4) 4301 West Boy Scout Boulevard, Tampa, FL, 33607	Health Care Technology	First lien senior secured loan	S + 6.75%	4/1/2029	0.0%	10,248	9,979	10,069
Halo Parent Newco, LLC(9) 11095 Viking Drive, Eden Prairie, MN, 55344	Systems Software	Class H PIK Preferred Equity	11.00% PIK	N/A	0.0%	48,659	50,714	40,540
Hg Genesis 9 SumoCo Limited(6) 2 More London Riverside, London SE1 2AP, United Kingdom	Diversified Financial Services	Unsecured EUR facility	E + 7.00% PIK	3/10/2027	0.0%	50,767	55,631	56,658

Hyland Software, Inc.(10) 28105 Clemens Road, Westlake, OH, 44145	Health Care Technology	First lien senior secured revolving loan	S + 6.00%	9/19/2029	0.0%	—	(38)	(16)
Hyland Software, Inc.(2) 28105 Clemens Road, Westlake, OH, 44145	Health Care Technology	First lien senior secured loan	S + 6.00%	9/19/2030	0.0%	64,947	64,075	64,622
Icefall Parent, Inc. (dba EngageSmart)(10) 30 Braintree Hill Office Park, Braintree, MA, 02184	Diversified Consumer Services	First lien senior secured revolving loan	S + 6.50%	1/25/2030	0.0%	—	(31)	(9)
Icefall Parent, Inc. (dba EngageSmart)(2) 30 Braintree Hill Office Park, Braintree, MA, 02184	Diversified Consumer Services	First lien senior secured loan	S + 6.50%	1/25/2030	0.0%	18,261	17,927	18,170
Iconic IMO Merger Sub, Inc. 9600 West Bryn Mawr Avenue, Rosemont, IL, 60018	Health Care Technology	First lien senior secured loan	S + 5.50%	5/11/2029	0.0%	23,040	22,702	22,982
Iconic IMO Merger Sub, Inc.(10) 9600 West Bryn Mawr Avenue, Rosemont, IL, 60018	Health Care Technology	First lien senior secured revolving loan	S + 6.00%	5/11/2028	0.0%	—	(30)	(6)
Indikami Bidco, LLC (dba IntegriChain)(10) 8 Penn Center, 1628 JFK Boulevard, Philadelphia, PA, 19103	Health Care Technology	First lien senior secured delayed draw term loan	S + 6.00%	12/19/2025	0.0%	—	(71)	—
Indikami Bidco, LLC (dba IntegriChain)(2) 8 Penn Center, 1628 JFK Boulevard, Philadelphia, PA, 19103	Health Care Technology	First lien senior secured loan	S + 6.50% (2.50% PIK)	12/19/2030	0.0%	71,414	69,935	70,343
Indikami Bidco, LLC (dba IntegriChain)(2)(10) 8 Penn Center, 1628 JFK Boulevard, Philadelphia, PA, 19103	Health Care Technology	First lien senior secured revolving loan	S + 6.00%	6/19/2030	0.0%	2,537	2,397	2,431
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(2) 38955 Hills Tech Drive, Farmington Hills, MI, 48331	Beverages	First lien senior secured loan	S + 6.25%	3/11/2027	0.0%	7,699	7,623	7,584
Integrated Specialty Coverages, LLC(10) 1811 Aston Avenue, Carlsbad, CA, 92008	Insurance	First lien senior secured delayed draw term loan	S + 6.00%	1/28/2025	0.0%	—	(1)	—

Integrated Specialty Coverages, LLC(10) 1811 Aston Avenue, Carlsbad, CA, 92008	Insurance	First lien senior secured revolving loan	S + 6.00%	7/28/2029	0.0%	—	(7)	—
Integrated Specialty Coverages, LLC(4) 1811 Aston Avenue, Carlsbad, CA, 92008	Insurance	First lien senior secured loan	S + 6.00%	7/28/2030	0.0%	6,671	6,578	6,671
Integrity Marketing Acquisition, LLC(10) 1445 Ross Avenue, Dallas, TX, 75202	Insurance	First lien senior secured delayed draw term loan	S + 5.00%	8/27/2026	0.0%	—	(16)	(16)
Integrity Marketing Acquisition, LLC(10) 1445 Ross Avenue, Dallas, TX, 75202	Insurance	First lien senior secured revolving loan	S + 5.00%	8/25/2028	0.0%	—	(5)	(5)
Integrity Marketing Acquisition, LLC(3) 1445 Ross Avenue, Dallas, TX, 75202	Insurance	First lien senior secured loan	S + 5.00%	8/25/2028	0.0%	36,571	36,386	36,382
Interoperability Bidco, Inc. (dba Lyniate)(10) 100 High Street, Boston, MA, 02110	Health Care Technology	First lien senior secured delayed draw term loan	S + 6.25%	6/30/2026	0.0%	—	—	(29)
Interoperability Bidco, Inc. (dba Lyniate)(2) 100 High Street, Boston, MA, 02110	Health Care Technology	First lien senior secured loan	S + 6.25%	3/27/2028	0.0%	29,080	28,989	28,644
Interoperability Bidco, Inc. (dba Lyniate)(3)(10) 100 High Street, Boston, MA, 02110	Health Care Technology	First lien senior secured revolving loan	S + 6.25%	3/27/2028	0.0%	704	702	670
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(2) 203 North LaSalle Street, Chicago, IL, 60601	Food & Staples Retailing	First lien senior secured loan	S + 5.00%	12/1/2028	0.0%	146,117	146,117	146,117
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(2)(10) 203 North LaSalle Street, Chicago, IL, 60601	Food & Staples Retailing	First lien senior secured revolving loan	S + 5.00%	12/1/2027	0.0%	5,074	5,074	5,074
JS PARENT, INC. (dba Jama Software)(10) 135 Southwest Taylor Street, Portland, OR, 97204	Application Software	First lien senior secured revolving loan	S + 5.00%	4/24/2031	0.0%	—	(6)	(7)
JS PARENT, INC. (dba Jama Software)(3) 135 Southwest Taylor Street, Portland, OR, 97204	Application Software	First lien senior secured loan	S + 5.00%	4/24/2031	0.0%	13,676	13,611	13,608
Juniper Square, Inc. 555 Montgomery Street, San Francisco, CA, 94111	Diversified Financial Services	Warrants	N/A	N/A	0.0%	41	238	229

Juniper Square, Inc.(10) 555 Montgomery Street, San Francisco, CA, 94111	Diversified Financial Services	First lien senior secured revolving loan	S + 8.50%	12/29/2026	0.0%	—	(25)	(23)
Juniper Square, Inc.(3) 555 Montgomery Street, San Francisco, CA, 94111	Diversified Financial Services	First lien senior secured loan	S + 8.50%	12/29/2026	0.0%	39,539	38,799	39,144
Juniper Square, Inc.(3) 555 Montgomery Street, San Francisco, CA, 94111	Diversified Financial Services	First lien senior secured delayed draw term loan	S + 8.50%	6/11/2026	0.0%	735	636	623
Kaseya Inc.(2)(10) 701 Brickell Avenue, Miami, FL, 33131	IT Services	First lien senior secured revolving loan	S + 5.50%	6/25/2029	0.0%	1,194	1,130	1,194
Kaseya Inc.(3) 701 Brickell Avenue, Miami, FL, 33131	IT Services	First lien senior secured loan	S + 5.50%	6/25/2029	0.0%	79,813	78,596	79,813
Kaseya Inc.(3)(10) 701 Brickell Avenue, Miami, FL, 33131	IT Services	First lien senior secured delayed draw term loan	S + 5.50%	6/23/2025	0.0%	921	880	921
Klarna Holding AB(3) Sveavägen 46, 111 34 Stockholm, Sweden	Consumer Finance	Subordinated Floating Rate Notes	S + 7.00%	4/19/2034	0.0%	32,667	32,667	32,667
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(4) 701 Brickell Avenue, Miami, FL, 33131	IT Services	Perpetual Preferred Stock	S + 10.75% PIK	N/A	0.0%	63	79,063	80,264
KWOL Acquisition Inc. (dba Worldwide Clinical Trials) 600 Park Offices Drive, Research Triangle Park, NC, 27709	Health Care Providers & Services	Class A Interest	N/A	N/A	0.1%	159	1,585	1,585
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(3)(10) 600 Park Offices Drive, Research Triangle Park, NC, 27709	Health Care Providers & Services	First lien senior secured revolving loan	S + 6.25%	12/12/2029	0.0%	367	317	352
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(4) 600 Park Offices Drive, Research Triangle Park, NC, 27709	Health Care Providers & Services	First lien senior secured loan	S + 6.25%	12/12/2029	0.0%	21,526	21,143	21,419

Litera Bidco LLC(10) 300 South Riverside Plaza, Chicago, IL, 60606	Diversified Consumer Services	First lien senior secured delayed draw term loan	S + 5.00%	5/17/2027	0.0%	—	—	—
Litera Bidco LLC(10) 300 South Riverside Plaza, Chicago, IL, 60606	Diversified Consumer Services	First lien senior secured revolving loan	S + 5.00%	5/1/2028	0.0%	—	(11)	(12)
Litera Bidco LLC(2) 300 South Riverside Plaza, Chicago, IL, 60606	Diversified Consumer Services	First lien senior secured loan	S + 5.00%	5/1/2028	0.0%	35,529	35,365	35,351
Litera Bidco LLC(2)(10) 300 South Riverside Plaza, Chicago, IL, 60606	Diversified Consumer Services	First lien senior secured delayed draw term loan	S + 5.00%	11/17/2026	0.0%	4,663	4,630	4,627
LSI Financing 1 DAC Victoria Building, 1-2 Haddington Rd, Dublin D04 XN32, Ireland	Pharmaceuticals	Preferred Equity	N/A	N/A	0.0%	20,974	21,031	22,748
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(10) 931 Monroe Drive Northeast, Atlanta, GA, 30308	Application Software	First lien senior secured revolving loan	S + 5.25%	7/6/2028	0.0%	—	(36)	—
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(2) 931 Monroe Drive Northeast, Atlanta, GA, 30308	Application Software	First lien senior secured loan	S + 5.25%	7/6/2028	0.0%	149,422	149,245	149,422
ManTech International Corporation(10) 2251 Corporate Park Drive, Herndon, VA, 20171	Aerospace & Defense	First lien senior secured delayed draw term loan	S + 5.00%	6/14/2025	0.0%	—	—	—
ManTech International Corporation(10) 2251 Corporate Park Drive, Herndon, VA, 20171	Aerospace & Defense	First lien senior secured revolving loan	S + 5.00%	9/14/2028	0.0%	—	—	—
ManTech International Corporation(3) 2251 Corporate Park Drive, Herndon, VA, 20171	Aerospace & Defense	First lien senior secured loan	S + 5.00%	9/14/2029	0.0%	70,051	70,051	70,051
Minerva Holdco, Inc.(9) Boston Landing, Boston, MA, 02135	Health Care Technology	Senior A Preferred Stock	10.75% PIK	N/A	0.1%	50	65,573	64,008
Minotaur Acquisition, Inc. (dba Inspira Financial)(10) 2001 Spring Road, Oak Brook, IL, 60523	Diversified Financial Services	First lien senior secured delayed draw term loan	S + 5.00%	5/10/2026	0.0%	—	(56)	(60)
Minotaur Acquisition, Inc. (dba Inspira Financial)(10) 2001 Spring Road, Oak Brook, IL, 60523	Diversified Financial Services	First lien senior secured revolving loan	S + 5.00%	6/3/2030	0.0%	—	(69)	(74)

Minotaur Acquisition, Inc. (dba Inspira Financial)(2) 2001 Spring Road, Oak Brook, IL, 60523	Diversified Financial Services	First lien senior secured loan	S + 5.00%	6/3/2030	0.0%	72,448	71,753	71,724
Minotaur Acquisition, Inc. (dba Inspira Financial)(2)(10) 2001 Spring Road, Oak Brook, IL, 60523	Diversified Financial Services	First lien senior secured delayed draw term loan	S + 5.00%	5/10/2025	0.0%	12,075	11,901	11,894
Monotype Imaging Holdings Inc.(10) 600 Unicorn Park Drive, Woburn, MA, 01801	Media	First lien senior secured delayed draw term loan	S + 5.50%	2/27/2026	0.0%	—	(20)	—
Monotype Imaging Holdings Inc.(10) 600 Unicorn Park Drive, Woburn, MA, 01801	Media	First lien senior secured revolving loan	S + 5.50%	2/28/2030	0.0%	—	(58)	(43)
Monotype Imaging Holdings Inc.(3) 600 Unicorn Park Drive, Woburn, MA, 01801	Media	First lien senior secured loan	S + 5.50%	2/28/2031	0.0%	68,732	68,247	68,388
Natural Partners, LLC(10) 245 Cooper Street, Ottawa, ON K2P 0G2, Canada	Health Care Providers & Services	First lien senior secured revolving loan	S + 4.50%	11/29/2027	0.0%	—	(8)	(3)
Natural Partners, LLC(3) 245 Cooper Street, Ottawa, ON K2P 0G2, Canada	Health Care Providers & Services	First lien senior secured loan	S + 4.50%	11/29/2027	0.0%	9,081	8,969	9,035
Neptune Holdings, Inc. (dba NexTech)(11) 4221 West Boy Scout Boulevard, Tampa, FL, 33607	Health Care Technology	First lien senior secured revolving loan	S + 5.75%	8/31/2029	0.0%	—	(19)	(4)
Neptune Holdings, Inc. (dba NexTech)(2) 4221 West Boy Scout Boulevard, Tampa, FL, 33607	Health Care Technology	First lien senior secured loan	S + 5.75%	8/30/2030	0.0%	6,568	6,422	6,535
OneOncology, LLC(10) 1301 West Colonial Drive, Orlando, FL, 32804	Health Care Providers & Services	First lien senior secured revolving loan	S + 6.25%	6/11/2029	0.0%	—	(19)	—
OneOncology, LLC(3) 1301 West Colonial Drive, Orlando, FL, 32804	Health Care Providers & Services	First lien senior secured loan	S + 6.25%	6/10/2030	0.0%	7,857	7,755	7,857
OneOncology, LLC(3)(10) 1301 West Colonial Drive, Orlando, FL, 32804	Health Care Providers & Services	First lien senior secured delayed draw term loan	S + 6.25%	12/9/2024	0.0%	2,969	2,920	2,969

OneOncology, LLC(3)(10) 1301 West Colonial Drive, Orlando, FL, 32804	Health Care Providers & Services	First lien senior secured delayed draw term loan	S + 5.00%	6/9/2025	0.0%	3,909	3,876	3,874
Orange Blossom Parent, Inc. 9600 West Bryn Mawr Avenue, Rosemont, IL, 60018	Health Care Technology	Common Units	N/A	N/A	0.1%	17	1,667	1,664
Oranje Holdco, Inc. (dba KnowBe4)(10) 33 North Garden Avenue, Clearwater, FL, 33755	Systems Software	First lien senior secured revolving loan	S + 7.50%	2/1/2029	0.0%	—	(145)	—
Oranje Holdco, Inc. (dba KnowBe4)(3) 33 North Garden Avenue, Clearwater, FL, 33755	Systems Software	First lien senior secured loan	S + 7.50%	2/1/2029	0.0%	106,818	105,436	106,818
Oranje Holdco, Inc. (dba KnowBe4)(3) 33 North Garden Avenue, Clearwater, FL, 33755	Systems Software	First lien senior secured loan	S + 7.25%	2/1/2029	0.0%	21,275	21,077	21,062
Pacific BidCo Inc.(4) Otto-Hahn-Strasse, Plankstadt, 68723, Germany	Pharmaceuticals	First lien senior secured loan	S + 6.00% (2.05% PIK)	8/9/2029	0.0%	8,894	8,729	8,827
Pacific BidCo Inc.(4)(10) Otto-Hahn-Strasse, Plankstadt, 68723, Germany	Pharmaceuticals	First lien senior secured delayed draw term loan	S + 6.00%	8/11/2025	0.0%	954	935	947
Par Technology Corporation(3) 8383 Seneca Turnpike, New Hartford, NY, 13413	Hotels, Restaurants & Leisure	First lien senior secured loan	S + 5.00%	7/5/2029	0.0%	30,857	30,394	30,376
PDI TA Holdings, Inc.(10) 11675 Rainwater Drive, Alpharetta, GA, 30009	Multiline Retail	First lien senior secured delayed draw term loan	S + 5.25%	2/2/2026	0.0%	—	(28)	(15)
PDI TA Holdings, Inc.(10) 11675 Rainwater Drive, Alpharetta, GA, 30009	Multiline Retail	First lien senior secured revolving loan	S + 5.25%	2/3/2031	0.0%	—	(18)	(13)
PDI TA Holdings, Inc.(3) 11675 Rainwater Drive, Alpharetta, GA, 30009	Multiline Retail	First lien senior secured loan	S + 5.25%	2/3/2031	0.0%	13,195	13,012	13,063
PerkinElmer U.S. LLC(2) 710 Bridgeport Ave, Shelton, CT, 06484	Health Care Equipment & Supplies	First lien senior secured loan	S + 5.00%	3/13/2029	0.0%	56,373	56,347	56,091
PerkinElmer U.S. LLC(2)(10) 710 Bridgeport Ave, Shelton, CT, 06484	Health Care Equipment & Supplies	First lien senior secured delayed draw term loan	S + 5.00%	5/11/2026	0.0%	8,615	8,511	8,572

PetVet Care Centers, LLC(10) One Gorham Island Road, Westport, CT, 06880	Health Care Providers & Services	First lien senior secured delayed draw term loan	S + 6.00%	11/17/2025	0.0%	—	(22)	(51)
PetVet Care Centers, LLC(10) One Gorham Island Road, Westport, CT, 06880	Health Care Providers & Services	First lien senior secured revolving loan	S + 6.00%	11/15/2029	0.0%	—	(48)	(107)
PetVet Care Centers, LLC(2) One Gorham Island Road, Westport, CT, 06880	Health Care Providers & Services	First lien senior secured loan	S + 6.00%	11/15/2030	0.0%	38,956	38,601	38,177
Phantom Purchaser, Inc.(10) 150 Hilton Drive, Jeffersonville, IN, 47130	Health Care Providers & Services	First lien senior secured revolving loan	S + 5.00%	9/19/2031	0.0%	—	(11)	(11)
Phantom Purchaser, Inc.(3) 150 Hilton Drive, Jeffersonville, IN, 47130	Health Care Providers & Services	First lien senior secured loan	S + 5.00%	9/19/2031	0.0%	8,909	8,820	8,820
Ping Identity Holding Corp.(10) 1001 17th Street, Denver, CO, 80202	Systems Software	First lien senior secured revolving loan	S + 4.75%	10/17/2028	0.0%	—	(23)	—
Ping Identity Holding Corp.(3) 1001 17th Street, Denver, CO, 80202	Systems Software	First lien senior secured loan	S + 4.75%	10/17/2029	0.0%	94,156	93,922	94,156
PointClickCare Technologies, Inc.(3) 5570 Explorer Drive, Mississauga, ON L4W 0C4, Canada	Health Care Technology	First lien senior secured loan	S + 3.00%	12/29/2027	0.0%	9,751	9,751	9,751
Project Alpine Co-Invest Fund, LP 1450 Brickell Avenue, Miami, FL, 33131	Application Software	LP Interest	N/A	N/A	0.0%	9,695	9,695	11,449
Project Hotel California Co-Invest Fund, L.P. 11120 Four Points Drive, Austin, TX, 78726	Systems Software	LP Interest	N/A	N/A	0.0%	8,060,655	8,061	9,159
Project Ruby Ultimate Parent Corp. (dba Wellsky)(2) 11300 Switzer Road, Overland Park, KS, 66210	Health Care Technology	First lien senior secured loan	S + 3.25%	3/10/2028	0.0%	11,657	11,275	11,631
Proofpoint, Inc.(2) 925 West Maude Avenue, Sunnyvale, CA, 94085	Professional Services	First lien senior secured loan	S + 3.00%	8/31/2028	0.0%	3,175	3,175	3,173
Pye-Barker Fire & Safety, LLC(10) 2500 Northwinds Parkway, Alpharetta, GA, 30009	Commercial Services & Supplies	First lien senior secured delayed draw term loan	S + 4.50%	5/24/2026	0.0%	—	(16)	(17)

Pye-Barker Fire & Safety, LLC(3) 2500 Northwinds Parkway, Alpharetta, GA, 30009	Commercial Services & Supplies	First lien senior secured loan	S + 4.50%	5/26/2031	0.0%	14,138	14,070	14,067
Pye-Barker Fire & Safety, LLC(3)(10) 2500 Northwinds Parkway, Alpharetta, GA, 30009	Commercial Services & Supplies	First lien senior secured delayed draw term loan	S + 4.50%	5/24/2026	0.0%	779	761	760
Pye-Barker Fire & Safety, LLC(3)(10) 2500 Northwinds Parkway, Alpharetta, GA, 30009	Commercial Services & Supplies	First lien senior secured revolving loan	S + 4.50%	5/24/2030	0.0%	341	328	327
Relativity ODA LLC(10) 231 South LaSalle Street, Chicago, IL, 60604	Diversified Consumer Services	First lien senior secured revolving loan	S + 4.50%	5/14/2029	0.0%	—	(15)	(16)
Relativity ODA LLC(2) 231 South LaSalle Street, Chicago, IL, 60604	Diversified Consumer Services	First lien senior secured loan	S + 4.50%	5/14/2029	0.0%	45,112	44,933	44,927
RL Datix Holdings (USA), Inc.(10) 311 South Wacker Drive, Chicago, IL, 60606	Health Care Technology	First lien senior secured delayed draw term loan	S + 5.50%	4/30/2027	0.0%	—	—	—
RL Datix Holdings (USA), Inc.(10) 311 South Wacker Drive, Chicago, IL, 60606	Health Care Technology	First lien senior secured revolving loan	S + 5.50%	10/30/2030	0.0%	—	(104)	(111)
RL Datix Holdings (USA), Inc.(3) 311 South Wacker Drive, Chicago, IL, 60606	Health Care Technology	First lien senior secured loan	S + 5.50%	4/30/2031	0.0%	56,155	55,619	55,593
RL Datix Holdings (USA), Inc.(8) 311 South Wacker Drive, Chicago, IL, 60606	Health Care Technology	First lien senior secured GBP term loan	SA + 5.50%	4/30/2031	0.0%	26,005	32,171	34,533
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(9) One Gorham Island Road, Westport, CT, 06880	Health Care Providers & Services	Series A Preferred Stock	15.00% PIK	N/A	0.0%	4	4,858	4,799
Rubrik, Inc.(3) 3495 Deer Creek Road, Palo Alto, CA, 94304	Systems Software	First lien senior secured loan	S + 7.00%	8/17/2028	0.0%	46,771	46,254	46,771
Rubrik, Inc.(3)(10) 3495 Deer Creek Road, Palo Alto, CA, 94304	Systems Software	First lien senior secured delayed draw term loan	S + 7.00%	6/9/2028	0.0%	5,366	5,315	5,366
SailPoint Technologies Holdings, Inc.(10) 11120 Four Points Drive, Austin, TX, 78726	Systems Software	First lien senior secured revolving loan	S + 6.00%	8/16/2028	0.0%	—	(169)	(33)

SailPoint Technologies Holdings, Inc.(3) 11120 Four Points Drive, Austin, TX, 78726	Systems Software	First lien senior secured loan	S + 6.00%	8/16/2029	0.0%	136,920	134,727	136,578
Salinger Bidco Inc. (dba Surgical Information Systems)(10) 8000 Avalon Boulevard, Alpharetta, GA, 30009	Health Care Technology	First lien senior secured delayed draw term loan	S + 5.75%	8/3/2026	0.0%	—	(47)	(48)
Salinger Bidco Inc. (dba Surgical Information Systems)(10) 8000 Avalon Boulevard, Alpharetta, GA, 30009	Health Care Technology	First lien senior secured revolving loan	S + 5.75%	5/1/2031	0.0%	—	(113)	(116)
Salinger Bidco Inc. (dba Surgical Information Systems)(3) 8000 Avalon Boulevard, Alpharetta, GA, 30009	Health Care Technology	First lien senior secured loan	S + 5.75%	8/1/2031	0.0%	67,031	66,042	66,026
Securiti, Inc. 300 Santana Row, San Jose, CA, 95128	Systems Software	Series C Preferred Shares	N/A	N/A	3.5%	2,526	20,000	20,000
Securonix, Inc.(3) 5080 Spectrum Drive, Addison, TX, 75001	Systems Software	First lien senior secured loan	S + 7.00%	4/5/2028	0.0%	19,774	19,649	17,401
Securonix, Inc.(3)(10) 5080 Spectrum Drive, Addison, TX, 75001	Systems Software	First lien senior secured revolving loan	S + 7.00%	4/5/2028	0.0%	80	59	(347)
Sensor Technology Topco, Inc. (dba Humanetics)(10) 23300 Haggerty Road, Farmington Hills, MI, 48335	Professional Services	First lien senior secured delayed draw term loan	S + 6.50%	9/15/2025	0.0%	—	—	—
Sensor Technology Topco, Inc. (dba Humanetics)(2)(10) 23300 Haggerty Road, Farmington Hills, MI, 48335	Professional Services	First lien senior secured revolving loan	S + 6.58%	5/12/2028	0.0%	3,217	3,194	3,230
Sensor Technology Topco, Inc. (dba Humanetics)(3) 23300 Haggerty Road, Farmington Hills, MI, 48335	Professional Services	First lien senior secured loan	S + 7.00% (2.00% PIK)	5/12/2028	0.0%	63,865	63,595	64,184
Sensor Technology Topco, Inc. (dba Humanetics)(6) 23300 Haggerty Road, Farmington Hills, MI, 48335	Professional Services	First lien senior secured EUR term loan	E + 7.25% (2.25% PIK)	5/12/2028	0.0%	11,536	12,480	12,939
Sensor Technology Topco, Inc. (dba Humanetics)(6)(10) 23300 Haggerty Road, Farmington Hills, MI, 48335	Professional Services	First lien senior secured EUR delayed draw term loan	E + 6.75%	9/15/2025	0.0%	—	—	—

Simpler Postage, Inc. (dba Easypost) 2889 Ashton Boulevard, Lehi, UT, 84043	Application Software	Warrants	N/A	N/A	0.0%	151	1,904	1,904
Simpler Postage, Inc. (dba Easypost)(10) 2889 Ashton Boulevard, Lehi, UT, 84043	Application Software	First lien senior secured delayed draw term loan	S + 7.00%	6/11/2026	0.0%	—	(74)	(57)
Simpler Postage, Inc. (dba Easypost)(10) 2889 Ashton Boulevard, Lehi, UT, 84043	Application Software	First lien senior secured delayed draw term loan	S + 8.00%	6/11/2026	0.0%	—	—	—
Simpler Postage, Inc. (dba Easypost)(2) 2889 Ashton Boulevard, Lehi, UT, 84043	Application Software	First lien senior secured loan	S + 7.00%	6/11/2029	0.0%	43,273	41,145	41,109
SimpliSafe Holding Corporation(2) 100 Summer Street, Boston, MA, 02108	Commercial Services & Supplies	First lien senior secured loan	S + 6.25%	5/2/2028	0.0%	22,672	22,388	22,672
Sitecore Holding III A/S(3) 101 California Street, San Francisco, CA, 94111	Systems Software	First lien senior secured loan	S + 7.75% (4.25% PIK)	3/12/2029	0.0%	10,849	10,780	10,849
Sitecore Holding III A/S(7) 101 California Street, San Francisco, CA, 94111	Systems Software	First lien senior secured EUR term loan	E + 7.75% (4.25% PIK)	3/12/2029	0.0%	63,498	66,553	70,867
Sitecore USA, Inc.(3) 101 California Street, San Francisco, CA, 94111	Systems Software	First lien senior secured loan	S + 7.75% (4.25% PIK)	3/12/2029	0.0%	65,407	64,985	65,407
Smarsh Inc.(10) 851 Southwest 6th Avenue, Portland, OR, 97204	Diversified Financial Services	First lien senior secured revolving loan	S + 5.75%	2/16/2029	0.0%	—	(2)	—
Smarsh Inc.(3) 851 Southwest 6th Avenue, Portland, OR, 97204	Diversified Financial Services	First lien senior secured loan	S + 5.75%	2/16/2029	0.0%	25,905	25,731	25,905
Smarsh Inc.(3)(10) 851 Southwest 6th Avenue, Portland, OR, 97204	Diversified Financial Services	First lien senior secured delayed draw term loan	S + 5.75%	2/18/2025	0.0%	3,238	3,195	3,238
Sophos Holdings, LLC(2) Abingdon Science Park, Abingdon OX14 3YP, United Kingdom	Systems Software	First lien senior secured loan	S + 3.50%	3/5/2027	0.0%	14,656	14,307	14,681
Sovos Compliance, LLC(2) 200 Ballardvale Street, Wilmington, MA, 01887	Professional Services	First lien senior secured loan	S + 4.50%	8/11/2028	0.0%	19,401	19,087	19,374

Storable, Inc.(2) 10900 Research Boulevard, Austin, TX, 78759	Equity Real Estate Investment Trusts (REITs)	First lien senior secured loan	S + 3.50%	4/17/2028	0.0%	4,974	4,942	4,983
Talon MidCo 2 Limited(10) 10 Summer Street, Boston, MA, 02110	Systems Software	First lien senior secured delayed draw term loan	S + 7.69%	8/26/2024	0.0%	—	—	—
Talon MidCo 2 Limited(10) 10 Summer Street, Boston, MA, 02110	Systems Software	First lien senior secured revolving loan	S + 7.00%	8/25/2028	0.0%	—	(18)	—
Talon MidCo 2 Limited(2) 10 Summer Street, Boston, MA, 02110	Systems Software	First lien senior secured loan	S + 6.95%	8/25/2028	0.0%	28,958	28,580	28,958
Talon MidCo 2 Limited(2) 10 Summer Street, Boston, MA, 02110	Systems Software	First lien senior secured loan	S + 6.95%	8/25/2028	0.0%	2,097	2,062	2,097
TC Holdings, LLC (dba TrialCard)(10) 2250 Perimeter Park Drive, Morrisville, NC, 27560	Health Care Providers & Services	First lien senior secured revolving loan	S + 5.00%	4/14/2027	0.0%	—	(12)	—
TC Holdings, LLC (dba TrialCard)(3) 2250 Perimeter Park Drive, Morrisville, NC, 27560	Health Care Providers & Services	First lien senior secured loan	S + 5.00%	4/14/2027	0.0%	38,609	38,452	38,511
TG THERAPEUTICS, INC.(3) 3020 Carrington Mill Boulevard, Morrisville, NC, 27560	Pharmaceuticals	First lien senior secured loan	S + 5.50%	8/2/2029	0.0%	12,500	12,409	12,406
TK Operations Ltd (dba Travelperk, Inc.)(9) Carrer dels Almogàvers, 154-164 08018, Barcelona, Spain	Professional Services	First lien senior secured loan	11.50% PIK	5/1/2029	0.0%	25,158	23,179	23,145
TravelPerk, Inc. Carrer dels Almogàvers, 154-164 08018, Barcelona, Spain	Professional Services	Warrants	N/A	N/A	0.0%	129	1,650	1,650
Vermont Aus Pty Ltd(5) 1 Epping Road, North Ryde, New South Wales, 2113 Australia	Health Care Providers & Services	First lien senior secured AUD term loan	B + 5.75%	3/22/2028	0.0%	14,161	9,593	9,775
Vestwell Holdings, Inc. 360 Madison Avenue, New York, NY, 10017	Professional Services	Series D Preferred Stock	N/A	N/A	0.4%	152	3,020	3,000

WP Irving Co-Invest, L.P. 11511 Reed Hartman Highway, Blue Ash, OH, 45241	Health Care Technology	Partnership Units	N/A	N/A	0.0%	1,250	959	1,276
XOMA Corporation 2200 Powell Street, Emeryville, CA, 94608	Pharmaceuticals	Warrants	N/A	N/A	0.0%	12	82	147
XPLOR T1, LLC(3) 11330 Olive Boulevard, Creve Coeur, MO, 63141	Application Software	First lien senior secured loan	S + 4.25%	6/24/2031	0.0%	5,000	4,976	5,025
XRL 1 LLC (dba XOMA)(9) 2200 Powell Street, Emeryville, CA, 94608	Pharmaceuticals	First lien senior secured loan	9.88%	12/15/2038	0.0%	12,310	12,092	12,125
XRL 1 LLC (dba XOMA)(9)(10) 2200 Powell Street, Emeryville, CA, 94608	Pharmaceuticals	First lien senior secured delayed draw term loan	9.88%	12/31/2025	0.0%	—	(14)	(15)
Zendesk, Inc.(10) 989 Market Street, San Francisco, CA, 94103	Application Software	First lien senior secured delayed draw term loan	S + 5.00%	11/22/2025	0.0%	—	(588)	—
Zendesk, Inc.(10) 989 Market Street, San Francisco, CA, 94103	Application Software	First lien senior secured revolving loan	S + 5.00%	11/22/2028	0.0%	—	(130)	—
Zendesk, Inc.(3) 989 Market Street, San Francisco, CA, 94103	Application Software	First lien senior secured loan	S + 5.00%	11/22/2028	0.0%	94,047	92,693	94,047
Zoro TopCo, Inc.(9) 989 Market Street, San Francisco, CA, 94103)	Application Software	Series A Preferred Equity	12.50% PIK	N/A	0.0%	13	15,461	15,856
Zoro TopCo, L.P. 989 Market Street, San Francisco, CA, 94103	Application Software	Class A Common Units	N/A	N/A	0.2%	1,051	10,514	11,447
_____________
(1)Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate ( “SOFR” or “S,” which can include one-, three- or six- month SOFR), Euro Interbank Offered Rate (“EURIBOR” or “E”, which can include three- or six-month EURIBOR), Bank Bill Swap Yield (“BBSY” or “B”), SONIA (“SONIA” or “SA”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(2)The interest rate on these loans is subject to 1 month SOFR, which as of September 30, 2024 was 4.85%.
(3)The interest rate on these loans is subject to 3 month SOFR, which as of September 30, 2024 was 4.59%.
(4)The interest rate on these loans is subject to 6 month SOFR, which as of September 30, 2024 was 4.25%.
(5)The interest rate on this loan is subject 3 month BBSY, which as of September 30, 2024 was 4.43%.
(6)The interest rate on this loan is subject to 3 month EURIBOR, which as of September 30, 2024 was 3.28%.
(7)The interest rate on this loan is subject 6 month EURIBOR, which as of September 30, 2024 was 3.11%.
(8)The interest rate on this loan is subject to SONIA, which as of September 30, 2024 was 4.95%.
(9)Contains a fixed-rate structure.
(10)Position or portion thereof is an unfunded loan or equity commitment. See Note 7 “Commitments and Contingencies” in the consolidated financial statements in our most recent Quarterly Report on Form 10-Q.

MANAGEMENT OF THE COMPANY
The information in “Directors, Executive Officers and Corporate Governance” in Part III, Item 10, “Executive Compensation” in Part III, Item 11 and “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” in Part III, Item 12 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, is incorporated herein by reference.

PORTFOLIO MANAGEMENT
The information in “Directors, Executive Officers and Corporate Governance – Portfolio Managers” in Part III, Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024 is incorporated herein by reference.

MANAGEMENT AND OTHER AGREEMENTS AND FEES
The Adviser is located at 399 Park Avenue, New York, NY 10022. The Adviser is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our board of directors and in accordance with the 1940 Act, the Adviser will manage our day-to-day operations and provides investment advisory services to us. Under the terms of the Investment Advisory Agreement, the Adviser will:
•manage our assets in accordance with our investment objective, policies and restrictions;
•determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•make investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf;
•monitor our investments;
•perform due diligence on prospective portfolio companies;
•exercise voting rights in respect of portfolio securities and other investments for us;
•serve on, and exercise observer rights for, boards of directors and similar committees of our portfolio companies; and
•provide us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.
The Adviser’s services under the Investment Advisory Agreement are not exclusive, accordingly, the Adviser may provide similar services to others.
Investment Advisory Agreement
Management and Incentive Fee
Pursuant to the Investment Advisory Agreement with the Adviser, subject to the overall supervision of our Board and in accordance with the 1940 Act, the Adviser receives an investment advisory fee from us, consisting of two components—a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will ultimately be borne by the shareholders.
The base management is payable quarterly in arrears. Prior to the future quotation or listing of our securities on a national securities exchange (an “Exchange Listing”), the base management fee is payable at an annual rate of 0.90% of:
(i)our average gross assets at the end of our two most recently completed calendar quarters, plus
(ii)the average of any remaining unfunded capital commitments to us at the end of the two most recently completed calendar quarters;
provided, however, that no base management fee will be charged on the value of our gross assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act.
Following an Exchange Listing, the base management fee is payable at an annual rate of:
(i)1.5% of our average gross assets that is above an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act, at the end of the two most recently completed calendar quarters payable quarterly in arrears, and

(ii)1.00% of our average gross assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act, at the end of the two most recently completed calendar quarters payable quarterly in arrears.
The base management fee is appropriately prorated and adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases during the relevant calendar quarters and for any partial month or quarter. For purposes of the Investment Advisory Agreement, gross assets means our total assets determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, excluding cash and cash equivalents, but including assets purchased with borrowed amounts.
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on our income and a portion is based on our capital gains, each as described below. The portion of the incentive fee based on income is determined and paid quarterly in arrears commencing with the first calendar quarter following the Initial Closing Date, and equals (i) prior to an Exchange Listing, 100% of the pre-incentive fee net investment income in excess of a 1.5% quarterly “hurdle rate,” until the Adviser has received 10% of the total pre-incentive fee net investment income for that calendar quarter and, for pre-incentive fee net investment income in excess of 1.67% quarterly, 10% of all remaining pre-incentive fee net investment income for that calendar quarter, and (ii) subsequent to an Exchange Listing, 100% of the pre-incentive fee net investment income in excess of a 1.5% quarterly “hurdle rate,” until the Adviser has received 17.5% of the total pre-incentive fee net investment income for that calendar quarter and, for pre-incentive fee net investment income in excess of 1.82% quarterly, 17.5% of all remaining pre-incentive fee net investment income for that calendar quarter. The 100% “catch-up” provision for pre-incentive fee net investment income in excess of the 1.5% “hurdle rate” is intended to provide the Adviser with an incentive fee of (i) prior to an Exchange Listing, 10% on all pre-incentive fee net investment income when that amount equals 1.67% in a calendar quarter (6.67% annualized), and (ii) subsequent to an Exchange Listing, 17.5% on all pre-incentive fee net investment income when that amount equals 1.82% in a calendar quarter (7.27% annualized), which, in each case, is the rate at which catch-up is achieved. Once the “hurdle rate” is reached and catch-up is achieved, (i) prior to an Exchange Listing, 10% of any pre-incentive fee net investment income in excess of 1.67% in any calendar quarter is payable to the Adviser, and (ii) subsequent to an Exchange Listing, 17.5% of any pre-incentive fee net investment income in excess of 1.82% in any calendar quarter is payable to the Adviser.
Pre-incentive fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by us during the calendar quarter, minus operating expenses for the calendar quarter (including the base management, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest (“PIK”) and zero coupon securities), accrued income that we may not have received in cash. The Adviser is not obligated to return the Incentive Fee it receives on PIK interest that is later determined to be uncollectible in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
To determine whether pre-incentive fee net investment income exceeds the hurdle rate, pre-incentive fee net investment income is expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter commencing with the first calendar quarter following the Initial Closing Date. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses. In addition, because the quarterly hurdle rate is calculated based on our net assets, decreases in our net assets due to realized or unrealized capital losses in any given calendar quarter may increase the likelihood that the hurdle rate is reached and therefore the likelihood that we will pay an incentive fee for that calendar quarter. Our net investment income used to calculate this component of the incentive fee is also included in the amount of our gross assets used to calculate the base management fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

The following are graphical representations of the calculation of the income-related portion of the incentive fee:
Quarterly Incentive Fee on Pre-Incentive Fee on
Net Investment Income
Prior to an Exchange Listing
(expressed as a percentage of the value of net assets)

0%	1.5%	1.67%

ß 0% à	ß 100% à	ß 10% à
Quarterly Incentive Fee on
Pre-Incentive Fee Net Investment Income
Subsequent to an Exchange Listing
(expressed as a percentage of the value of net assets)

0%	1.5%	1.82%

ß 0% à	ß 100% à	ß 17.5% à
Percentage of Pre-Incentive Fee Net Investment Income
Allocated to Quarterly Incentive Fee
The second component of the incentive fee, the “capital gains incentive fee,” payable at the end of each calendar year in arrears, equals, (i) prior to an Exchange Listing, 10% of cumulative realized capital gains from the Initial Closing Date to the end of each calendar year, less cumulative realized capital losses and unrealized capital depreciation from the Initial Closing Date to the end of each calendar year, and (ii) subsequent to an Exchange Listing, 17.5% of cumulative realized capital gains from the Listing Date to the end of each calendar year, less cumulative realized capital losses and unrealized capital depreciation from the Listing Date to the end of each calendar year. Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain. The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated. For the sole purpose of calculating the capital gains incentive fee, the cost basis as of the Initial Closing Date for all of our investments made prior to the Initial Closing Date will be equal to the fair market value of such investments as of the last day of the calendar quarter in which the Initial Closing Date occurs; provided, however, that in no event will the capital gains fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
Payment of Our Expenses under the Investment Advisory and Administration Agreements
Except as specifically provided below, we anticipate that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. In addition, the Adviser shall be solely responsible for any placement or “finder’s” fees payable to placement agents engaged by the Company or its affiliates in connection with the offering of securities by the Company. We will bear our allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of our officers who provide operational and administrative services hereunder, their respective staffs and other professionals who provide services to us (including, in each case, employees of the Adviser or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to us. We shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs, in acting on our behalf and as otherwise set forth in the Administration Agreement). We also will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including base management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement and Administration Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Investment Advisory Agreement and the Administration Agreement and (iii) all other costs and expenses of our operations and transactions including, without limitation, those relating to:
•the cost of our organization and any offerings;
•the cost of calculating our net asset value, including the cost of any third-party valuation services;
•the cost of effecting any sales and repurchases of the common stock and other securities;
•fees and expenses payable under any dealer manager agreements, if any;
•debt service and other costs of borrowings or other financing arrangements;
•costs of hedging;
•expenses, including travel expense, incurred by the Adviser, or members of the Investment Team or payable to third parties performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;
•escrow agent, transfer agent and custodial fees and expenses;
•fees and expenses associated with marketing efforts;
•federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•federal, state and local taxes;
•independent directors’ fees and expenses, including certain travel expenses;
•costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;
•the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs);
•the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•commissions and other compensation payable to brokers or dealers;
•research and market data;
•fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;
•direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•fees and expenses associated with independent audits, outside legal and consulting costs;
•costs of winding up;

•costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;
•extraordinary expenses (such as litigation or indemnification); and
•costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.
Duration and Termination
Unless terminated earlier as described below, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first become effective and will remain in effect from year-to-year thereafter if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our directors who are not “interested persons” as defined in the 1940 Act. The Investment Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Adviser and may be terminated at any time, without penalty, by us upon not less than 60 days’ written notice to the Adviser by the vote of a majority of our outstanding voting securities (as defined under the 1940 Act) or by the vote of our independent directors. The Investment Advisory Agreement may be terminated at any time, without penalty, by the Adviser upon 60 days’ written notice to us. The holders of a majority of our outstanding voting securities may also terminate the Investment Advisory Agreement without penalty upon not less than 60 days’ written notice.
Board Approval of the Investment Advisory Agreement
On May 6, 2024, the Board held a meeting to consider and approve the continuation of the Investment Advisory Agreement and related matters. The Board was provided with information it required to consider the Investment Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to us by the Adviser; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs, which could include employees of the Adviser or its affiliates; (c) our projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to the Adviser from its relationship with us and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; (f) the organizational capability and financial condition of the Adviser and its affiliates; and (g) the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.
Based on the information reviewed and the discussion thereof, the Board, including a majority of the non-interested directors, concluded that the investment advisory fee rates are reasonable in relation to the services provided and approved the continuation of the Investment Advisory Agreement as being in the best interests of our shareholders.
Prohibited Activities
Our activities are subject to compliance with the 1940 Act. In addition, our charter prohibits the following activities among us, the Adviser and its affiliates:
•We may not purchase or lease assets in which the Adviser or its affiliates has an interest unless (i) we disclose the terms of the transaction to our shareholders, the terms are reasonable to us and the price does not exceed the lesser of cost or fair market value, as determined by an independent expert or (ii) such purchase or lease of assets is consistent with the 1940 Act or an exemptive order under the 1940 Act issued to us by the SEC;
•We may not invest in general partnerships or joint ventures with affiliates and non-affiliates unless certain conditions are met;
•The Adviser and its affiliates may not acquire assets from us unless (i) approved by our shareholders entitled to cast a majority of the votes entitled to be cast on the matter or (ii) such acquisition is consistent with the 1940 Act or an exemptive order under the 1940 Act issued to us by the SEC;

•We may not lease assets to the Adviser or its affiliates unless we disclose the terms of the transaction to our shareholders and such terms are fair and reasonable to us;
•We may not make any loans, credit facilities, credit agreements or otherwise to the Adviser or its affiliates except for the advancement of funds as permitted by our charter;
•We may not acquire assets from our affiliates in exchange for our common stock;
•The Adviser may not charge duplicate fees to us; and
•The Adviser may not provide financing to us with a term in excess of 12 months.
In addition, in the Investment Advisory Agreement, the Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state securities laws governing its operations and investments.
Indemnification of the Adviser
The Investment Advisory Agreement provides that the Adviser (and any of its affiliates, directors, officers, members, employees, agents, or representatives) will not be liable to us for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Investment Advisory Agreement or otherwise as our investment adviser, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and we will indemnify, defend and protect the Adviser (and its affiliates, directors, officers, members, employees, agents, and representatives, each of whom will be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or our shareholders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as our investment adviser. Notwithstanding the preceding sentence, we will not provide for indemnification of an Indemnified Party for any liability or loss suffered by such Indemnified Party, nor will we provide that an Indemnified Party be held harmless for any loss or liability suffered by us, unless: (1) we have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (2) the Indemnified Party was acting on our behalf or performing services for us; (3) such liability or loss was not the result of (i) negligence or misconduct, in the case that the Indemnified Party is the Adviser, an affiliate of the Adviser or one of our officers, or (ii) gross negligence or willful misconduct, in the case that the Indemnified Party is a director who is also not one of our officers or the Adviser or an affiliate of the Adviser; and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders. Furthermore, in accordance with Section 17(i) of the 1940 Act, the Adviser (and any of its affiliates, directors, officers, members, employees, agents, or representatives) may not be protected against any liability to the Company or any Company investor to which he would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
Administration Agreement
The Company entered into an amended and restated administration agreement (the “Administration Agreement”) with the Adviser. The Administration Agreement became effective on December 1, 2021, and the Board approved the continuation of the Administration Agreement at a meeting held on May 6, 2024.
Under the terms of the Administration Agreement, the Adviser performs, or oversees the performance of, administrative services for us, which includes, but is not limited to, providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, managing the payment of expenses and the performance of administrative and professional services rendered by others, which could include employees of the Adviser or its affiliates. We will reimburse the Adviser for services performed for us pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration

Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Adviser for any services performed for us by such affiliate or third party.
We will reimburse the Adviser for expenses necessary to perform services related to our administration and operations, including the Adviser’s allocable portion of the compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs. The amount of this reimbursement will be the lesser of (1) the Adviser’s actual costs incurred in providing such services and (2) the amount that we estimate we would be required to pay alternative service providers for comparable services in the same geographic location. The Adviser will be required to allocate the cost of such services to us based on factors such as assets, revenues, time allocations and/or other reasonable metrics. Our board of directors will review the methodology employed in determining how the expenses are allocated to us and the proposed allocation of administrative expenses among us and certain affiliates of the Adviser. Our board of directors will assess the reasonableness of such reimbursements for expenses allocated to us based on the breadth, depth and quality of such services as compared to the estimated cost to us of obtaining similar services from third-party service providers known to be available. In addition, our board of directors will consider whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, our board of directors will, among other things, compare the total amount paid to the Adviser for such services as a percentage of our net assets to the same ratio as reported by other comparable business development companies. We will not reimburse the Adviser for any services for which it receives a separate fee, for example rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of the Adviser.
Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the board of directors or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the independent directors. We may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the board of directors or the shareholders holding a majority of the outstanding shares of our common stock. In addition, the Adviser may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. To the extent that the Adviser outsources any of its functions we will pay the fees associated with such functions on a direct basis without profit to the Adviser.
Indemnification
The Administration Agreement provides that the Adviser and its affiliates’ respective officers, directors, members, managers, shareholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Administration Agreement, provided that nothing in the Administration Agreement will be deemed to protect the Adviser in respect of any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of such person’s duties under the Administration Agreement or by reason of reckless disregard of obligations and duties under the Administration Agreement.
Dealer Manager Agreement & Participating Broker-Dealer Agreements
On November 30, 2021, the Company and the Adviser entered into a dealer manager agreement with the Adviser and Blue Owl Securities LLC (“Blue Owl Securities”) pursuant to which Blue Owl Securities and certain participating broker-dealers will solicit capital commitments. In addition, the Company has entered into a placement agent agreement with Blue Owl Securities pursuant to which employees of Blue Owl Securities may conduct placement activities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have entered into the Investment Advisory Agreement and the Administration Agreement with the Adviser. Pursuant to the Investment Advisory Agreement, we pay the Adviser a base management fee and an incentive fee. See “Management and Other Agreements and Fees—Investment Advisory Agreement” for a description of how the fees payable to the Adviser will be determined. Pursuant to the Administration Agreement, we will reimburse the Adviser for expenses necessary to perform services related to our administration and operations. See “Management and Other Agreements and Fees—Administration Agreement” for a description of how the expenses reimbursable to the Adviser will be determined. In addition, the Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees.
Our executive officers, certain of our directors and certain other finance professionals of Blue Owl also serve as executives of the Blue Owl Credit Advisers and officers and directors of the Company and certain professionals of Blue Owl and the Adviser are officers of Blue Owl Securities LLC. In addition, our executive officers and directors and the members of the Adviser and members of its Technology Lending Investment Committee serve or may serve as officers, directors or principals of entities that operate in the same, or a related, line of business as we do (including the Blue Owl Credit Advisers) including serving on their respective investment committees and/or on the investment committees of investments funds, accounts or other investment vehicles managed by our affiliates which may have investment objective similar to our investment objective. At times we may compete with these other entities managed by the other Blue Owl Credit Advisers, including the Blue Owl Credit Clients, for capital and investment opportunities. As a result, we may not be given the opportunity to participate in certain investments made by the Blue Owl Credit Clients. This can create a potential conflict when allocating investment opportunities among us and such other Blue Owl Credit Clients. An investment opportunity that is suitable for multiple clients of the Blue Owl Credit Advisers may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. However, in order for the Adviser and its affiliates to fulfill their fiduciary duties to each of their clients, the Blue Owl Credit Advisers have put in place an investment allocation policy that seeks to ensure the fair and equitable allocation of investment opportunities over time and addresses the co-investment restrictions set forth under the 1940 Act.
Allocation of Investment Opportunities
The Blue Owl Credit Advisers intend to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with its allocation policy, so that no client of the Adviser or its affiliates is disadvantaged in relation to any other client of the Adviser or its affiliates, taking into account such factors as the relative amounts of capital available for new investments, cash on hand, existing commitments and reserves, the investment programs and portfolio positions of the participating investment accounts, the clients for which participation is appropriate, targeted leverage level, targeted asset mix and any other factors deemed appropriate. The Blue Owl Credit Advisers intend to allocate common expenses among us and other clients of the Adviser and its affiliates in a manner that is fair and equitable over time or in such other manner as may be required by applicable law or the Investment Advisory Agreement. Fees and expenses generated in connection with potential portfolio investments that are not consummated will be allocated in a manner that is fair and equitable over time and in accordance with policies adopted by the Blue Owl Credit Advisers and the Investment Advisory Agreement.
The Blue Owl Credit Advisers have put in place an investment allocation policy that seeks to ensure the equitable allocation of investment opportunities and addresses the co-investment restrictions set forth under the 1940 Act. When we engage in co-investments as permitted by the exemptive relief described below, we will do so in a manner consistent with the Blue Owl Credit Advisers’ allocation policy. In situations where co-investment with other entities managed by the Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, a committee comprised of certain executive officers of the Blue Owl Credit Advisers (including executive officers of the Adviser) along with other officers and employees, will need to decide whether we or such other entity or entities will proceed with the investment. The allocation committee will make these determinations based on the Blue Owl Credit Advisers’ allocation policy, which generally requires that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time.

The Blue Owl Credit Advisers’ allocation policy is designed to manage the potential conflicts of interest between the Adviser’s fiduciary obligations to us and its or its affiliates’ similar fiduciary obligations to other clients, including the Blue Owl Credit Clients; however, there can be no assurance that the Blue Owl Credit Advisers’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
The allocation of investment opportunities among us and any of the other investment funds sponsored or accounts managed by the Adviser or its affiliates may not always, and often will not, be proportional. In general, pursuant to the Blue Owl Credit Advisers’ allocation policy, the process for making an allocation determination includes an assessment as to whether a particular investment opportunity (including any follow-on investment in, or disposition from, an existing portfolio company held by the Company or another investment fund or account) is suitable for us or another investment fund or account including the Blue Owl Credit Clients. In making this assessment, the Blue Owl Credit Advisers may consider a variety of factors, including, without limitation: the investment objectives, guidelines and strategies applicable to the investment fund or account; the nature of the investment, including its risk-return profile and expected holding period; portfolio diversification and concentration concerns; the liquidity needs of the investment fund or account; the ability of the investment fund or account to accommodate structural, timing and other aspects of the investment process; the life cycle of the investment fund or account; legal, tax and regulatory requirements and restrictions, including, as applicable, compliance with the 1940 Act (including requirements and restrictions pertaining to co-investment opportunities discussed below); compliance with existing agreements of the investment fund or account; the available capital of the investment fund or account; diversification requirements for BDCs or RICs; the gross asset value and net asset value of the investment fund or account; the current and targeted leverage levels for the investment fund or account; and portfolio construction considerations. The relevance of each of these criteria will vary from investment opportunity to investment opportunity. In circumstances where the investment objectives of multiple investment funds or accounts regularly overlap, while the specific facts and circumstances of each allocation decision will be determinative, the Blue Owl Credit Advisers may afford prior decisions precedential value.
Pursuant to the Blue Owl Credit Advisers’ allocation policy, if through the foregoing analysis, it is determined that an investment opportunity is appropriate for multiple investment funds or accounts, the Blue Owl Credit Advisers generally will determine the appropriate size of the opportunity for each such investment fund or account. If an investment opportunity falls within the mandate of two or more investment funds or accounts, and there are no restrictions on such funds or accounts investing with each other, then each investment fund or account will receive the amount of the investment that it is seeking, as determined based on the criteria set forth above.
Certain allocations may be more advantageous to us relative to one or all of the other investment funds, or vice versa. While the Blue Owl Credit Advisers will seek to allocate investment opportunities in a way that it believes in good faith is fair and equitable over time, there can be no assurance that our actual allocation of an investment opportunity, if any, or terms on which the allocation is made, will be as favorable as they would be if the conflicts of interest to which the Adviser may be subject did not exist.
Co-Investment Opportunities
We may be prohibited under the 1940 Act from conducting certain transaction with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We rely on an order for exemptive relief (as amended, the “Order”) that has been granted by the SEC to OCA and certain of its affiliates to co-invest with other funds managed by the Adviser or certain affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Order, we generally are permitted to co-invest with certain of our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing and (4) the proposed investment by us would not benefit our Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. In addition, the Order permits us to participate in follow-on investments in our existing portfolio companies with certain affiliates that are private funds if such private funds did not have an investment in such existing portfolio company.
License Agreement
We have entered into a license agreement (the “License Agreement”) with an affiliate of Blue Owl, pursuant to which we were granted a non-exclusive license to use the name “Blue Owl.” Under the License Agreement, we have a right to use the Blue Owl name for so long as the Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Blue Owl” name or logo.
Material Non-Public Information
Our senior management, members of the Technology Lending Investment Committee and other investment professionals from the Adviser may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
The information in “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” in Part III, Item 12 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, is incorporated herein by reference.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.
General
Under the terms of our charter, our authorized capital stock consists solely of 500,000,000 shares of common stock, par value $0.01 per share. As of December 2, 2024 there were 175,345,293 shares of Common Stock, par value $0.01 per share, outstanding, and no shares of preferred stock outstanding.
As permitted by the MGCL, our charter provides that a majority of the entire board of directors, without any action by our shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. The charter also provides that our Board may classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our common stock, and we can offer no assurances that a market for our shares will develop in the future. We do not intend for the shares offered under this prospectus to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under the MGCL, our shareholders generally are not personally liable for our debts or obligations, except they may be liable by reason of their own conduct or acts.
None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the company or potential liabilities associated with ownership of the security (not including investment risks).
Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Company for its Account	Amount Outstanding as of December 2, 2024
Common Stock	500,000,000	—	175,345,293
Common Stock
Under the terms of our charter, all shares of our common stock will have equal rights as to dividends, distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of funds legally available therefor. Shares of our common stock will have no preemptive, exchange, conversion or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire shares of our common stock to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of our Board.
Under the terms of our charter, during the Lock-Up Period, shareholders will be restricted from: (1) offering, pledging, selling, contracting to sell, sell any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase or otherwise transferring or disposing of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclosing the intention to make any offer, sale, pledge or disposition, (2) entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of our common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of our common stock or such other securities, in cash or otherwise), or (3) if applicable, making any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. The Lock-Up Period is (i) 365 days after the date of an Exchange Listing for all shares of our common stock held by certain individuals and entities affiliated with the Adviser, and (ii) 180 days after the date of an Exchange Listing for all shares of our common stock held by a shareholder (other than certain individuals and entities affiliated with the Adviser), 270 days after the date of an Exchange Listing for two-thirds of the shares of our common stock held by a shareholder (other than certain individuals and entities affiliated with the Adviser) and 365 days after the date of an Exchange Listing for one-third of the shares of our common stock held by a shareholder (other than certain individuals and entities affiliated with the Adviser). The lock-up will apply to all shares of our common stock acquired prior to an Exchange Listing but will not apply to any shares acquired in open market transactions or acquired pursuant to the dividend reinvestment plan after the date of an Exchange Listing.
In the event of the Company’s liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay or otherwise provide for all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any other class or series of stock, each share of common stock is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and the shareholders will possess the exclusive voting power. There will be no cumulative voting in the election of directors. Cumulative voting entitles a shareholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected and allows a shareholder to cast a portion or all of the shareholder’s votes for one or more candidates for seats on the Board of Directors. Without cumulative voting, a minority shareholder may not be able to elect as many directors as the shareholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director will be elected by a majority of the votes cast with respect to such director’s election, except in the case of a “contested election” (as defined in our bylaws), in which directors will be elected by a plurality of the votes cast in the contested election of directors.
Preferred Stock
The offering of our common stock does not include an offering of preferred stock. However, under the terms of our charter, our Board may authorize us to issue shares of preferred stock in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. Our Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to shareholders. We will not offer preferred stock to our Adviser or our affiliates except on the same terms as offered to all other shareholders.
Preferred stock could be issued with terms that would adversely affect the shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages, subject to the limitations of Maryland law and the requirements of the 1940 Act.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our charter obligates us, subject to the limitations the MGCL and the requirements of the 1940 Act, to indemnify (1) any present or former director or officer; or (2) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which the person or entity may become subject or may incur by reason of such person’s service in that capacity, and to pay or reimburse such person’s reasonable expenses as incurred in advance of final disposition of a proceeding. In accordance with the 1940 Act, we will not indemnify any person for any liability to the extent that such person would be subject by reason of such person’s willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office.
The MGCL and Certain Charter and Bylaw Provisions; Anti-Takeover Measures
The MGCL contains, and our charter and bylaws also contain, provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board of Directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of shareholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the Board of Directors’ ability to negotiate such proposals may improve their terms.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the corporation’s board of directors and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the charter provides for approval of these actions by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter.
Subject to certain exceptions provided in the charter, the affirmative vote of at least 75% of the votes entitled to be cast thereon, with the holders of each class or series of the Company’s stock voting as a separate class will be necessary to effect any of the following actions:
•any amendment to the charter to make the common stock a “redeemable security” or to convert the Company from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);
•the liquidation or dissolution of the Company and any amendment to the charter to effect and such liquidation or dissolution;
•any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of our assets that the MGCL requires be approved by shareholders; or
•any transaction between the Company, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of our directors generally, or any person controlling, controlled by or under common control with, employed by or acting as an agent of, any such person or member of such group.
However, if the proposal, transaction or business combination is approved by at least a majority of the Company’s continuing directors, the proposal, transaction or business combination may be approved only by the Board and, if necessary, the shareholders as otherwise would be required by applicable law, the charter and bylaws, without regard to the supermajority approval requirements discussed above. A “continuing director” is defined in the charter as (1) our current directors, (2) those directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
The charter also provides that the Board is divided into three classes, as nearly equal in size as practicable, with each class of directors serving for a staggered three-year term. Additionally, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, directors may be removed at any time, but only for cause (as such term is defined in the charter) and only by the affirmative vote of shareholders entitled to cast at least 75% of the votes entitled to be cast generally in the election of directors, voting as a single class. The charter and bylaws also provide that, except as provided otherwise by applicable law, including the 1940 Act and subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any vacancy on the Board, and any newly created directorship resulting from an increase in the size of the Board, may only be filled by vote of the directors then in office, even if less than a quorum, or by a sole remaining director; provided that, under the MGCL law, when the holders of any class, classes or series of stock have the exclusive power under the charter to elect certain directors, vacancies in directorships elected by such class, classes or series may be filled by a majority of the remaining directors so elected by such class, classes or series of the Company’s stock. In addition, the charter provides that, subject to any rights of holders of one or more classes or series of stock to elect or remove one or more directors, the total number of directors will be fixed from time to time exclusively pursuant to resolutions adopted by the Board.
The classification of the Board and the limitations on removal of directors described above as well as the limitations on shareholders’ right to fill vacancies and newly created directorships and to fix the size of the Board could have the effect of making it more difficult for a third party to acquire the Company, or of discouraging a third party from acquiring or attempting to acquire the Company.
The MGCL and our charter and bylaws also provide that:
•any action required or permitted to be taken by the shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting or by unanimous consent in lieu of a meeting;
•special meetings of the shareholders may only be called by the board of directors, the chairman of board of directors, the chief executive officer or the president, and must be called by the secretary upon the written request of shareholders who are entitled to cast not less than ten percent of all the votes entitled to be cast on such matter at such meeting; and
•any shareholder nomination or business proposal to be properly brought before a meeting of shareholders must have been made in compliance with certain advance notice and informational requirements.
These provisions could delay or hinder shareholder actions which are favored by the holders of a majority of the Company’s outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for the common stock, because such person or entity, even if it acquired a majority of the Company’s outstanding voting securities, would be able to take action as a shareholder (such as electing new directors or approving a merger) only at a duly called shareholders meeting, and not by written consent. The provisions of the charter requiring that the directors may be removed only for cause and only by the affirmative vote of at least three-quarters of the votes entitled to be cast generally in the election of directors will also prevent shareholders from removing incumbent directors except for cause and upon a substantial affirmative vote. In addition, although the advance notice and information requirements in the bylaws do not give the Board any power to disapprove shareholder nominations for the election of directors or business proposals that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and the shareholders.
Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by the corporation’s board of directors and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the charter provides for approval of charter amendments by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter. The board of directors, by vote of a majority of the members of the Board, has the exclusive power to adopt, alter, amend or repeal the bylaws. The charter provides that any amendment to the following provisions of the charter, among others, will require, in addition to any other vote required by applicable law or the charter, the affirmative vote of shareholders entitled to cast at least 75% of the votes entitled to be cast generally in the election of directors, with the holders of each class or series of the Company’s stock voting as a separate class, unless a majority of the continuing directors approve the amendment, in which case such amendment must be approved as would otherwise be required by applicable law, the charter and/or the bylaws:
•the provisions regarding the classification of the Board of Directors;
•the provisions governing the removal of directors;
•the provisions limiting Shareholder action by written consent;
•the provisions regarding the number of directors on the Board of Directors; and

•the provisions specifying the vote required to approve extraordinary actions and amend the charter and the Board of Directors’ exclusive power to amend the Company’s bylaws.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
The Company’s bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election as directors and the proposal of business to be considered by shareholders may be made only (a) pursuant to the Company’s notice of the meeting, (b) by or at the direction of the Board of Directors or (c) by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the Company’s bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the Company’s bylaws. With respect to special meetings of shareholders, only the business specified in the Company’s notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting at which directors are to be elected may be made only (a) by or at the direction of the Board of Directors or (b) provided that the special meeting has been called in accordance with the Company’s bylaws for the purpose of electing directors, by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the Company’s bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Company’s bylaws.
The purpose of requiring shareholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Company’s bylaws do not give the Board of Directors any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, the advance notice and information requirements may have the effect of precluding election contests or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its shareholders.
No Appraisal Rights
For certain extraordinary transactions and amendments to our charter, the MGCL provides the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. As permitted by the MGCL, our charter provides that shareholders will not be entitled to exercise appraisal rights unless the board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise appraisal rights.
Control Share Acquisitions
Certain provisions of the MGCL provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, which is referred to as the Control Share Acquisition Act (the “Controlled Share Acquisition Act”). Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;

•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a meeting of shareholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholder meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of stock. The SEC staff previously took the position that, if a BDC failed to opt-out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the 1940 Act. However, the SEC recently withdrew its previous position, and stated that is would not recommend enforcement action against a closed-end fund, including a BDC, that that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the company and its shareholders generally. As such, we may amend our bylaws to be subject to the Control Share Acquisition Act, but will do so only if the Board determines that it would be in our best interests and if such amendment can be accomplished in compliance with applicable laws, regulations and SEC guidance.
Business Combinations
Under the MGCL, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the corporation’s stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested shareholder under this statute if the corporation’s board of directors approves in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, our Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our Board.
After the five-year prohibition, any such business combination generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.
These super-majority vote requirements do not apply if holders of the corporation’s common stock receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the corporation’s board of directors before the time that the interested shareholder becomes an interested shareholder. Our board has adopted a resolution exempting from the requirements of the statute any business combination between us and any other person, provided that such business combination is first approved by or our Board (including a majority of the directors who are not “interested persons” within the meaning of the 1940 Act). This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control and increase the difficulty of consummating any offer.
Conflict with the 1940 Act
Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act or any provision of our charter or our bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Exclusive Forum
Our Bylaws require that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company (ii) any action asserting a claim of breach of any standard of conduct or legal duty owed by any of the Company’s director, officer or other agent to the Company or to its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL or the charter or the bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum selection provision in our bylaws does not apply to claims arising under the federal securities laws, including the Securities Act and the Exchange Act.
There is uncertainty as to whether a court would enforce such a provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, this provision may increase costs for stockholders in bringing a claim against us or our directors, officers or other agents. Any investor purchasing or otherwise acquiring our shares is deemed to have notice of and consented to the foregoing provision.
The exclusive forum selection provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other agents, which may discourage lawsuits against us and such persons. It is also possible that, notwithstanding such exclusive forum selection provision, a court could rule that such provision is inapplicable or unenforceable.
Reports to Shareholders
Within 60 days after each fiscal quarter, we will distribute our quarterly report on Form 10-Q to all shareholders of record. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to our Adviser. These reports will also be available on our website at https://www.blueowlproducts.com/our-reit-bdcs and on the SEC’s website at www.sec.gov.
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or documents, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale or other transfer of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales or other transfers of such Exchange Notes. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the completion of the exchange offer, upon request of such broker-dealer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resales or other transfers of Exchange Notes, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.
We will not receive any proceeds from any resales or other transfers of Exchange Notes by such broker-dealers. Exchange Notes received by such broker-dealers for their own accounts pursuant to the exchange offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any such broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” of the Exchange Notes within the meaning of the 1933 Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The accompanying Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan, pursuant to which we will reinvest all cash distributions declared by the Board on behalf of our shareholders who do not elect to receive their distribution in cash. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividend or other distribution. Shareholders who receive distributions in the form of shares of common stock will be subject to the same U.S. federal, state and local tax consequences as if they received cash. Any fractional share otherwise issuable to a participant in the dividend reinvestment plan will instead be paid in cash.
The number of shares to be issued to a shareholder under the dividend reinvestment plan will be determined by dividing the total dollar amount of the distribution payable to such shareholder by the net asset value per share of our common stock, as of the last day of the calendar quarter immediately preceding the date such distribution was declared. We intend to use newly issued shares to implement the plan.
No action is required on the part of a registered shareholder to have cash dividends or other distributions reinvested in shares of our common stock. A registered shareholder is able to elect to receive an entire cash dividend or other distribution in cash by notifying the Adviser in writing so that such notice is received by the Adviser no later than ten days prior to the record date for distributions to the shareholders.
There are no brokerage charges or other charges to shareholders who participate in the plan.
The plan is terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by us.

REGULATION
The information in “Business — Regulation as a Business Development Company” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024, is incorporated herein by reference.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is State Street Corporation, One Congress Street Boston, MA 02114-2016. SS&C GIDS, Inc. will act as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 430 West 7th Street, Kansas City, Missouri 64105.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an Exchange Notes, the holding period of the Exchange Notes will include the holding period of the Restricted Notes exchanged therefor and the basis of the Exchange Notes will be the same as the basis of the Restricted Notes exchanged therefor immediately before the exchange.
In any event, persons considering the exchange of Restricted Notes for Exchange Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use broker-dealers in the normal course of our business. Subject to policies established by our board of directors, if any, our Adviser will be primarily responsible for the execution of any publicly traded securities portfolio transactions and the allocation of brokerage commissions. Our Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Adviser may select a broker-dealer based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other broker-dealers would charge if our Adviser determines in good faith that such commission is reasonable in relation to the services provided.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of Blue Owl Technology Finance Corp. II and subsidiaries as of December 31, 2023 and 2022, for each of the years in the two-year period ended December 31, 2023, and for the period from October 5, 2021 (inception) to December 31, 2021, and the Senior Securities table included in this prospectus under the caption “Senior Securities,” have been incorporated by reference and included herein, respectively, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference and appearing elsewhere herein, respectively, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS
Certain legal matters regarding the Exchange Notes have been passed upon for us by Eversheds Sutherland (US) LLP.
The information in “Legal Proceedings” in Part II, Item 1 of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024, are incorporated herein by reference.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form N-14, together with all amendments and related exhibits, under the 1933 Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.
We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document.
We incorporate by reference into this prospectus our filings listed below; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus.
The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 13, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024; and
•our Current Reports on Form 8-K, as filed with the SEC on March 1, 2024, March 28, 2024, April 4, 2024, May 31, 2024, June 6, 2024, June 24, 2024, July 3, 2024, August 19, 2024, August 21, 2024, September 13, 2024, November 13, 2024, December 4, 2024 and December 16, 2024.
See “Available Information” for information on how to obtain a copy of these filings.

BLUE OWL TECHNOLOGY FINANCE CORP. II
Offer to Exchange
$700,000,000 aggregate principal amount of 6.750% Notes due 2029
For
$700,000,000 aggregate principal amount of 6.750% Notes due 2029
Registered under the Securities Act of 1933, as amended

PROSPECTUS

You should rely only on the information contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

December 23, 2024